                                                                     Exhibit (b)

                                                                  EXECUTION COPY


                              INVACARE CORPORATION

                       AND CERTAIN BORROWING SUBSIDIARIES



                                 LOAN AGREEMENT

                         DATED AS OF NOVEMBER 18, 1997


                       ----------------------------------


                             THE BANKS NAMED HEREIN

                                      AND

                               NBD BANK, AS AGENT

                   KEYBANK NATIONAL ASSOCIATION, AS CO-AGENT

                                TABLE OF CONTENTS

Article                                                                    Page
-------                                                                    ----

ARTICLE I    DEFINITIONS......................................................2

             1.1      Certain Definitions.....................................2
             1.2      Other Definitions; Rules of Construction...............15

ARTICLE II   THE COMMITMENTS AND THE ADVANCES................................15

             2.1      Commitments of the Banks...............................15

                      (a)      Revolving Credit Advances.....................15
                      (b)      Swing Line Loan...............................15
                      (c)      Limitation on Amount of Advances..............16
                      (d)      Extensions....................................16
                      (e)      Non-Pro Rata Loans............................17

             2.2      Bid-Option Loans.......................................17

                      (a)      The Bid-Option................................17
                      (b)      Bid-Option Quote Request......................18
                      (c)      Invitation for Bid-Option Quotes..............18
                      (d)      Submission and Contents of Bid-Option Quotes..18
                      (e)      Notice to Borrower............................19
                      (f)      Acceptance and Notice by Borrower.............20
                      (g)      Allocation by Agent...........................20

             2.3      Effect on Commitments..................................20
             2.4      Termination and Reduction of Commitments...............21
             2.5      Fees     ..............................................21
             2.6      Disbursement of Revolving Credit Advances..............22
             2.7      Conditions for First Disbursement......................25

                      (a)      Charter Documents.............................25
                      (b)      By-Laws and Corporate Authorizations..........25
                      (c)      Incumbency Certificate........................25
                      (d)      Notes.........................................25
                      (e)      Guaranty......................................25
                      (f)      Legal Opinion.................................25
                      (g)      Consents, Approvals, Etc......................25

Article                                                                    Page
-------                                                                    ----

             2.8      Further Conditions for Disbursement....................26
             2.9      Subsequent Elections as to Borrowings..................26
             2.10     Limitation of Requests and Elections...................27
             2.11     Minimum Amounts; Limitation on Number of Borrowings....27
             2.12     Treasury Manager.......................................28

ARTICLE III  PAYMENTS AND PREPAYMENTS........................................28

             3.1      Principal Payments.....................................28
             3.2      Interest Payments......................................29
             3.3      Payment Method.........................................30
             3.4      No Setoff or Deduction.................................32
             3.5      Payment on Non-Business Day; Payment Computations......32
             3.6      Additional Costs.......................................33
             3.7      Illegality and Impossibility...........................34
             3.8      Indemnification........................................35
             3.9      Right of Banks to Fund Through Other Offices...........36

ARTICLE IV   REPRESENTATIONS AND WARRANTIES..................................36

             4.1      Corporate Existence and Power..........................36
             4.2      Corporate Authority....................................36
             4.3      Binding Effect.........................................36
             4.4      Subsidiaries...........................................36
             4.5      Litigation.............................................37
             4.6      Financial Condition....................................37
             4.7      Use of Loans...........................................37
             4.8      Consents, Etc..........................................37
             4.9      Taxes    ..............................................38
             4.10     Title to Properties....................................38
             4.11     ERISA    ..............................................38
             4.12     Environmental and Safety Matters.......................38
             4.13     No Material Adverse Change.............................39

ARTICLE V    COVENANTS         ..............................................39

             5.1      Affirmative Covenants..................................39
             5.2      Negative Covenants.....................................42

                      (a)      Interest Coverage Ratio.......................42
                      (b)      Net Worth.....................................42
                      (c)      Funded Debt to Total Capitalization...........43
                      (d)      Liens.........................................43
                      (e)      Merger; Etc...................................44

                                       ii
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Article                                                                    Page
-------                                                                    ----

                      (f)      Disposition of Assets; Etc....................44
                      (g)      Nature of Business............................44
                      (h)      Negative Pledge Limitation....................44

ARTICLE VI     DEFAULT         ..............................................45

             6.1      Events of Default......................................45

                      (a)      Nonpayment of Principal.......................45
                      (b)      Nonpayment of Interest........................45
                      (c)      Misrepresentation.............................45
                      (d)      Certain Covenants.............................45
                      (e)      Other Defaults................................45
                      (f)      Cross Default.................................45
                      (g)      Judgments.....................................46
                      (h)      ERISA.........................................46
                      (i)      Insolvency, Etc...............................46
                      (j)      Change of Control.............................47

             6.2      Remedies ..............................................47

ARTICLE VII    THE AGENT AND THE BANKS.......................................48

             7.1      Appointment and Authorization..........................48
             7.2      Agent and Affiliates...................................48
             7.3      Scope of Agent's Duties................................48
             7.4      Reliance by Agent......................................49
             7.5      Default  ..............................................49
             7.6      Liability of Agent.....................................49
             7.7      Nonreliance on Agent and Other Banks...................50
             7.8      Indemnification........................................50
             7.9      Resignation of Agent...................................50
             7.10     Sharing of Payments....................................51
             7.11     Local Custom...........................................52
             7.12     Withholding Tax Exemption..............................52
             7.13     Co-Agent ..............................................52

ARTICLE VIII MISCELLANEOUS     ..............................................52

             8.1      Amendments, Etc........................................52
             8.2      Notices  ..............................................53
             8.3      No Waiver By Conduct; Remedies Cumulative..............54
             8.4      Reliance on and Survival of Various Provisions.........54
             8.5      Expenses; Indemnification..............................54

                                      iii
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Article                                                                    Page
-------                                                                    ----

             8.6      Successors and Assigns; Additional Banks...............55
             8.7      Counterparts...........................................58
             8.8      Governing Law; Consent to Jurisdiction.................59
             8.9      Table of Contents and Headings.........................59
             8.10     Construction of Certain Provisions.....................59
             8.11     Integration and Severability...........................59
             8.12     Independence of Covenants..............................59
             8.13     Interest Rate Limitation...............................59
             8.14     Confidentiality........................................59
             8.15     Relationship of this Agreement to the Existing Loan
                        Agreements...........................................60
             8.16     Waiver of Jury Trial...................................60
             8.17     Unification of Certain Currencies......................60

EXHIBITS

                      Exhibit A......... Bid-Option Note
                      Exhibit B......... Designation of new Borrowing Subsidiary
                      Exhibit C......... Guaranty
                      Exhibit D......... Revolving Credit Note
                      Exhibit E......... Swing Line Note
                      Exhibit F......... Bid-Option Quote Request
                      Exhibit G......... Invitation for Bid-Option Quotes
                      Exhibit H......... Bid-Option Quote
                      Exhibit I......... Request for Revolving Credit Advance
                      Exhibit J......... Form of Legal Opinion
                      Exhibit K......... Request for Continuation or Conversion
                                         of Revolving Credit Loan
                      Exhibit L......... Assignment and Acceptance
                      Exhibit M......... Assumption Agreement

SCHEDULES

                      Schedule 1.1(a)... Borrowing Subsidiaries
                      Schedule 1.1(b)... OECD Countries
                      Schedule 4.4...... Subsidiaries
                      Schedule 4.5...... Litigation
                      Schedule 4.12..... Environmental Matters
                      Schedule 5.2...... Liens

         THIS LOAN AGREEMENT, dated as of November 18, 1997 (as amended or modified from time to time, this "Agreement"), is by and among INVACARE CORPORATION, an Ohio corporation (the "Company"), each of the Subsidiaries of the Company designated in Section 1.1 as a Borrowing Subsidiary (individually, a "Borrowing Subsidiary" and collectively, the "Borrowing Subsidiaries") (the Company and the Borrowing Subsidiaries may each be referred to as a "Borrower" and, collectively, as the "Borrowers"), Invacare Corporation, as treasury manager for the Borrowers (the "Treasury Manager") and the Banks set forth on the signature pages hereof (collectively, the "Banks" and individually, a "Bank") and NBD BANK, a Michigan banking corporation, as agent for the Banks (in such capacity, the "Agent") and KEYBANK NATIONAL ASSOCIATION, a national banking association, as co-agent for the Banks (in such capacity, the "Co-Agent").


                                  INTRODUCTION


         A. The Borrowers, certain banks named therein and NBD Bank, as agent for such banks, entered into a Loan Agreement dated as of December 20, 1994, as amended and modified (the "1994 Loan Agreement"), in which such banks agreed to make loans and other credit available to the Borrowers.

         B. The Company, certain banks named therein, NBD Bank, as agent for such banks, and KeyBank National Association, as co-agent for such banks, entered into a Loan Agreement dated as of February 27, 1997, as amended and modified (the "1997 Loan Agreement"), in which such banks agreed to make loans and other credit available to the Company. The 1994 Loan Agreement and the 1997 Loan Agreement may be referred to collectively as the "Existing Loan Agreements".

         C. The parties hereto wish to continue the existing credit relationships between them by consolidating, amending and restating the Existing Loan Agreements rather than entering into a new and unrelated loan agreement.

         D. Pursuant to the terms of this Agreement, the Borrowers desire to obtain a revolving credit facility, including letters of credit, in the aggregate principal amount of $360,000,000 (or the equivalent thereof in any other Permitted Currency), in order to refinance certain existing indebtedness under the Existing Loan Agreements and provide funds for their general corporate purposes, and the Banks are willing to establish such a credit facility in favor of the Borrowers on the terms and conditions herein set forth.

         In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree that the Existing Loan Agreements shall be amended and restated as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Certain Definitions. As used herein the following terms shall have the following respective meanings:

         "Acquisition" shall mean any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "Advance" shall mean any Loan and any Letter of Credit Advance.

         "Affiliate" when used with respect to any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         "Applicable Lending Office" shall mean, with respect to any Advance made by any Bank or with respect to such Bank's Commitment, the office of such Bank or of any Affiliate of such Bank located at the address specified as the applicable lending office for such Bank set forth next to the name of such Bank in the signature pages hereof or any other office or Affiliate of such Bank or of any Affiliate of such Bank hereafter selected and notified to the Company and the Agent by such Bank. Unless the Agent shall notify the Treasury Manager otherwise, the Applicable Lending Office of the Agent shall be: (a) with respect to all Advances denominated in Dollars, the principal office of the Agent in Detroit, Michigan; (b) with respect to Advances denominated in CAD, the main office of First Chicago NBD Bank, Canada, an Affiliate of the Agent, in Toronto, Ontario; (c) with respect to all Advances denominated in AUD or NZD, the branch of FNBC in Adelaide, Australia and (d) with respect to all other Advances, the branch of FNBC in London, England.

         "Applicable Margin" shall mean with respect to any Floating Rate Loan, Interbank Offered Rate Loan, S/L/C fee and facility fee, as the case may be, the applicable percentage per annum set forth in the table below as adjusted on the date on which the financial statements and compliance certificate required pursuant to Section 5.1(d) are delivered to the Banks and shall remain in effect until the next change to be effected pursuant to this definition, provided, that, if any financial statements referred to above are not delivered within the time period specified in Section 5.1(d), then, until the financial statements are delivered, the margins shall be as set forth in Tier IV of the Table.


                                APPLICABLE MARGIN


------------------------------------------------- ------------ -------------------- -------------- --------------------
                                                   Floating     Interbank Offered     S/L/C Fee       Facility Fee
Funded Debt to Total Capitalization                Rate Loan        Rate Loan
------------------------------------------------- ------------ -------------------- -------------- --------------------
I.     Less than 0.40:1.0                            0.00%           0.185%            0.185%             0.09%
------------------------------------------------- ------------ -------------------- -------------- --------------------
II.    Greater than or equal to 40:1.0 but less      0.00%            0.23%             0.23%             0.12%
       than 0.50:1.0
------------------------------------------------- ------------ -------------------- -------------- --------------------
III.   Greater than or equal to 0.50:1.0             0.00%            0.27%             0.27%             0.15%
       but less than 0.575:1.0
------------------------------------------------- ------------ -------------------- -------------- --------------------
IV.    Greater than or equal to 0.575:1.0            0.00%           0.375%            0.375%            0.175%
------------------------------------------------- ------------ -------------------- -------------- --------------------


         "Assignment and Acceptance" is defined in Section 8.6(d).

         "AUD" shall mean the lawful currency of Australia.

         "Australian Domestic Rate" shall mean, with respect to any Interbank Interest Period, the per annum interest rate which is determined by the Agent by taking the average bid rate quoted on the page numbered "BBSY" of the Reuters Monitor System at or about 10:00 a.m. (Adelaide time) two (2) Business Days prior to the first day of such Interbank Interest Period for not less than five Australian trading banks (selected by the Agent in its sole discretion and appearing on that page and so quoting) as being the mean buying rate for a Bill having a tenor equal to such Interbank Interest Period, eliminating the highest and the lowest mean rates and taking the average of the remaining mean rates, provided that, if in respect of any Interbank Interest Period less than five Australian trading banks have quoted rates on the page numbered "BBSY" of the Reuters Monitor System, the rate shall be calculated as in the manner set forth above by taking the rates otherwise quoted by five Australian trading banks upon application by the Agent for a Bill of the same tenor.

         "Bank Obligations" shall mean all indebtedness, obligations and liabilities, whether now owing or hereafter arising, direct, indirect, contingent or otherwise, of the Borrowers to the Agent or any Bank pursuant to the Loan Documents.

         "Bid-Option Auction" shall mean a solicitation of Bid-Option Quotes setting forth Bid-Option Rates pursuant to Section 2.2(b).

         "Bid-Option Interest Period" shall mean with respect to each Bid-Option Borrowing, the period commencing on the date of such Borrowing and ending on the date elected by the Treasury

Manager in the applicable Bid-Option Quote Request, which date shall be not more than 60 days after the date of such Bid-Option Loan; provided that:

                  (i) any such Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business day; and

                  (ii) no such Interest Period that would end after the Termination Date shall be permitted.

         "Bid-Option Loan" shall mean a Loan which is made by a Bank pursuant to a Bid-Option Auction.

         "Bid-Option Note" shall mean a promissory note of the Borrowers in substantially the form of Exhibit A hereto evidencing the obligation of the Borrowers to repay Bid-Option Loans, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

         "Bid-Option Percentage" shall mean, with respect to any Bank, the percentage of the aggregate outstanding principal amount of the Bid-Option Loans of all the Banks represented by the outstanding principal amount of the Bid-Option Loans of such Bank.

         "Bid-Option Quote" shall mean an offer by a Bank to make a Bid-Option Loan in accordance with Section 2.2(d).

         "Bid-Option Quote Request" shall have the meaning ascribed thereto in
Section 2.2(b).

         "Bid-Option Rate" shall mean, with respect to any Bid-Option Loan, the Bid-Option Rate, as defined in Section 2.2(d)(ii)(E), that is offered for such Loan.

         "Bill" shall mean a bill of exchange as defined in the Australian Bills of Exchange Act 1909, as amended, or any successor act or code, but shall not include a check.

         "Borrowing" shall mean the aggregation of Advances made to any Borrower, or continuations and conversions of such Advances, made pursuant to
Article II on a single date and for a single Interest Period. A Borrowing may be referred to for purposes of this Agreement by reference to the type of Loan comprising the relating Borrowing, e.g., a "Floating Rate Borrowing" if such Loans are Floating Rate Loans, an "Interbank Offered Rate Borrowing" if such Loans are Interbank Offered Rate Loans or a "Bid-Option Borrowing" if such Loans are Bid-Option Loans.

         "Borrowing Subsidiary" shall mean each of the Subsidiaries of the Company set forth on Schedule 1.1(a) on the Effective Date together with any other Subsidiary of the Company upon request by the Company to the Agent for designation of such Subsidiary as a "Borrowing Subsidiary" hereunder so long as
(a) the Company guarantees the obligations of such new Borrowing Subsidiary pursuant to the terms of the Guaranty, (b) such new Borrowing Subsidiary delivers Notes executed in favor of each Bank and (c) the Company and such new Borrowing Subsidiary execute an agreement in the form of Exhibit B hereto.

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which (a) the Agent is not open to the public for carrying on substantially all of its banking functions or (b) if such reference relates to the date for payment or purchase of any amount or deposit denominated in any currency other than Dollars, banks are not generally open to the public for carrying on substantially all of their banking functions in the principal financial center of the country issuing such currency.

         "CAD" shall mean the lawful currency of Canada.

         "Canadian Domestic Rate" shall mean, with respect to any Interbank Interest Period, the per annum interest rate which is equal to the Agent's cost of funding an Advance in like amount and term as determined by the Agent at 10:00 a.m. on the date of such Advance (with calculation of such cost of funds to be provided by the Agent in reasonable detail upon request by the Company to the Agent).

         "Capital Lease" of any person shall mean any lease which, in accordance with generally accepted accounting principles, is capitalized on the books of such person.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

         "C/L/C" shall mean any commercial letter of credit issued by the Agent hereunder.

         "Commitment" shall mean, with respect to each Bank, the commitment of each such Bank to make Revolving Credit Loans and to participate in Letter of Credit Advances made through the Agent pursuant to Section 2.1, in amounts not exceeding in aggregate principal amount outstanding at any time the commitment amount for each such Bank set forth next to the name of each such Bank in the signature pages hereof, or, as to any Bank becoming a party hereto after the Effective Date, as set forth in the applicable Assignment and Acceptance in the form of Exhibit L attached hereto or the applicable Assumption Agreement in the form of Exhibit M attached hereto, as such amounts may be reduced or modified from time to time pursuant to Section 2.4 or Section 8.6.

         "Consolidated" or "consolidated" shall mean, when used with reference to any financial term in this Agreement, the aggregate for the Company and its consolidated Subsidiaries of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with generally accepted accounting principles.

         "Consolidated Net Income" of any person shall mean, for any period, the net income (after deduction for income and other taxes of such person determined by reference to income or profits of such person) for such period (but without reduction for any net loss incurred for any fiscal year during such period), all as determined in accordance with generally accepted accounting principles.

         "Contingent Liabilities" of any person shall mean, as of any date, all obligations of such person or of others for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

         "Default" shall mean any of the events or conditions described in
Section 6.1 which might become an Event of Default with notice or lapse of time or both.

         "Designated Borrower" shall mean, in relation to any Advance, the Borrower nominated by the Treasury Manager as the Designated Borrower in the request for such Advance.

         "Dollar Equivalent" shall mean, with respect to each Loan, the sum in Dollars resulting from the conversion of the amount of such Loan from the Permitted Currency in which such Loan is denominated into Dollars at the most favorable spot exchange rate determined by the Agent to be available to it for the purchase of such Permitted Currency with Dollars at approximately 11:00 a.m. local time of the Applicable Lending Office on the date any Loan is disbursed or rolled over, or on such other date as a determination of the Dollar Equivalent is made, which rate shall be substantially representative of the market rate.

         "Dollars" and "$" shall mean the lawful money of the United States of America.

         "EBIT" shall mean, with respect to any person, for any period, the sum of (a) operating net income or loss plus (b) all amounts deducted in determining such operating net income or loss on account of (i) Interest Expense and (ii) taxes based on or measured by income, all as determined in accordance with generally accepted accounting principles, provided, that, for any calculation of EBIT including the fiscal quarter ending September 30, 1997, there shall be excluded from such calculation an amount equal to $61,100,000, representing: (a) the effect of a one time charge taken by the Company as of September 30, 1997 in connection with the exit by the Company and its Subsidiaries from certain lines of business, as further detailed in information provided by the Company to the Banks dated August 20, 1997 (the "August 20, 1997 Information") and detailed in the Company's press release of October 21, 1997 and attached hereto as Exhibit M (the "Press Release") and (b) the effect of the increase of reserves related to the acceleration of certain strategic initiatives as further detailed in the August 20, 1997 Information and the Press Release.

         "Effective Date" shall mean the effective date specified in the final paragraph of this Agreement.

         "Environmental Laws" at any date shall mean all provisions of law, statute, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards which are applicable to any Borrower or any Subsidiary and promulgated by the government of the United

States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

         "Equivalent" of an amount of one currency (the "first currency") denominated in another currency (the "second currency"), as of any date of determination, shall mean the amount of the second currency which could be purchased with the amount of the first currency at the most favorable spot exchange rate quoted by the Agent at approximately 11:00 a.m. local time of the Applicable Lending Office on such date, which rate shall be substantially representative of the market rate.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

         "ERISA Affiliate" shall mean, with respect to any person, any trade or business (whether or not incorporated) which, together with such person or any Subsidiary of such person, would be treated as a single employer under Section 414 of the Code.

         "Event of Default" shall mean any of the events or conditions described in Section 6.1.

         "Federal Funds Rate" shall mean the per annum rate that is equal to the per annum rate established and announced by the Agent from time to time as the opening federal funds rate paid or payable by the Agent in its regional federal funds market for overnight borrowings from other banks; as conclusively determined by the Agent, absent manifest error, such rate to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%), which Federal Funds Rate shall change simultaneously with any change in such announced rates.

         "Fixed Rate Loan" shall mean any Fixed Rate Revolving Credit Loan or Bid-Option Loan.

         "Fixed Rate Revolving Credit Loan" means any Negotiated Rate Loan or Interbank Offered Rate Loan.

         "Floating Rate" shall mean the per annum rate equal to the greater of
(i) the Prime Rate in effect from time to time, or (ii) the sum of one-half of one percent (1/2 of 1%) per annum plus the Federal Funds Rate in effect from time to time; which Floating Rate shall change simultaneously with any change in such Prime Rate or Federal Funds Rate, as the case may be.

         "Floating Rate Loan" shall mean any Revolving Credit Loan which bears interest at the Floating Rate.

         "FNBC" shall mean The First National Bank of Chicago, an Affiliate of the Agent.

         "Funded Debt" of any person shall mean all Indebtedness that would, in accordance with generally accepted accounting principles, constitute long term debt, including (a) any Indebtedness with a maturity of longer than one year after the creation of such Indebtedness,
(b) any Indebtedness outstanding under a revolving credit or similar agreement (and any renewal or extension thereof) providing for borrowings which constitute long term debt; provided, however, that all Indebtedness outstanding under this Agreement shall be deemed "Funded Debt" at all times regardless of the proper classification under generally accepted accounting principles, (c) any Capital Lease and (d) any guarantee with respect to Funded Debt of another person to the extent the indebtedness or obligations guaranteed are not included in the liabilities of the Company and its Subsidiaries determined on a consolidated basis as of the date of the last balance sheet required to be furnished to the Banks pursuant to Section 5.1(d)(ii) or 5.1(d)(iii) of this Agreement.

         "generally accepted accounting principles" shall mean generally accepted accounting principles in effect from time to time and applied on a basis consistent with that reflected in the financial statements referred to in
Section 4.6, unless any change in generally accepted accounting principles from those in effect on the Effective Date materially impacts the calculation of the covenants set forth in Sections 5.2(a), (b) and (c).

         "Guaranty" shall mean the guaranty entered into by the Company for the benefit of the Agent and the Banks pursuant to this Agreement in the form of Exhibit C hereto, as amended or modified from time to time.

         "Indebtedness" shall mean (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii) obligations to pay the deferred purchase price of property or services, except for trade accounts payable arising in the ordinary course of business that are not more than 90 days past due or as are reasonably being contested,
(iv) obligations as lessee under leases which have been in accordance with generally accepted accounting principles, recorded as Capital Leases, (v) obligations to purchase property or services if payment is required regardless of whether such property is delivered or services are performed (generally called "take or pay" contracts), but such obligations shall only be included in an amount equal to the difference between the amount of the required payment and the value to the Company or a Subsidiary of the Company of the goods or services required to be delivered in connection with such required payment, (vi) obligations in respect of currency or interest rate swaps or comparable transactions valued at the maximum termination payment payable by the obligor, other than any such contracts entered into as hedges against Indebtedness of the kinds referred to in clauses (i) and (ii) above; provided, that, for purposes of
Section 6.1(f) only, such contracts shall be included in "Indebtedness", (vii) any obligation of any Person other than the Company or its Subsidiaries, if such obligation is secured by any lien on the property of the Company or any of its Subsidiaries, provided that, the amount of any such Indebtedness shall be limited to the greater of the then book value or fair market value of the property securing any such lien, (viii) guaranties in respect of indebtedness or obligations of other Persons of the kinds referred to in clauses (i) through
(vii) above, to the extent the indebtedness or obligations guaranteed are not included in the liabilities of the Company and its Subsidiaries determined on a consolidated basis as of the date of the last balance sheet required to be furnished to the Banks pursuant to Section 5.1(d)(ii) or 5.1(d)(iii) of this Agreement, and (ix) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

         "Interbank Offered Rate" applicable to any Interbank Interest Period means, the per annum rate that is equal to the sum of:

                  (a) the Applicable Margin, plus

                  (b) other than an Interbank Offered Rate Loan denominated in CAD and described in clause (ii) below, an Interbank Offered Rate Loan denominated in AUD and described in clause (iii) below or an Interbank Offered Rate Loan denominated in NZD and described in clause (iv) below, (i) the rate per annum obtained by dividing (A) the per annum rate of interest at which deposits in the Permitted Currency in which such Interbank Offered Rate Loan is to be denominated for such Interbank Interest Period and in an aggregate amount comparable to the amount of the related Interbank Offered Rate Loan to be made by the Agent in its capacity as a Bank hereunder are offered to the Agent by other prime banks in the applicable interbank market selected by the Agent in its reasonable discretion, at approximately 11:00 a.m. local time of the Applicable Lending Office, two (2) Interbank Business Days prior to the first day of such Interbank Interest Period by (B) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements including, without limitation, any marginal, emergency, supplemental, special or other reserves, that is specified on the first day of such Interbank Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) or the relevant fiscal or monetary authority for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System; all as conclusively determined by the Agent, absent manifest error, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%) or
(ii) in the case of any Interbank Offered Rate Loans denominated in CAD, the Canadian Domestic Rate or (iii) in the case of any Interbank Offered Rate Loans denominated in AUD, the Australian Domestic Rate or (iv) in the case of any Interbank Offered Rate Loan denominated in NZD, the New Zealand Domestic Rate; which Interbank Offered Rate shall change simultaneously with any change in the Applicable Margin.

         "Interbank Business Day" shall mean, with respect to any Interbank Offered Rate Loan, a day which is both a Business Day and a day on which dealings in Dollar deposits or the relevant Permitted Currency are carried out in the relevant interbank market.

         "Interbank Interest Period" shall mean, with respect to any Interbank Offered Rate Loan, the period commencing on the day such Interbank Offered Rate Loan is made or converted to an Interbank Offered Rate Loan and ending on the date one, two, three or six months thereafter, as any Borrower may elect under
Section 2.6 or 2.9, and each subsequent period commencing on the last day of the immediately preceding Interbank Interest Period and ending on the date one, two, three or six months thereafter, as any Borrower may elect under Section 2.6 or 2.9, provided, however, that (a) any Interbank Interest Period which commences on the last Interbank Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Interbank Business Day of the appropriate subsequent calendar month, (b) each Interbank Interest Period which would otherwise end on a day which is not an Interbank Business Day shall end on the next succeeding Interbank

Business Day or, if such next succeeding Interbank Business Day falls in the next succeeding calendar month, on the next preceding Interbank Business Day, and (c) no Interbank Interest Period which would end after the Termination Date shall be permitted.

         "Interbank Offered Rate Loan" shall mean any Loan which bears interest at the Interbank Offered Rate.

         "Interest Expense" of any person shall mean, for any period, all interest paid or payable by such person during such period.

         "Interest Coverage Ratio" shall mean, as of any date, the ratio of (a) Consolidated EBIT as calculated for the four most recently ended consecutive fiscal quarters of the Company to (b) Consolidated Interest Expense as calculated for the same four fiscal quarters.

         "Interest Payment Date" shall mean (a) with respect to any Negotiated Rate Loan, Interbank Offered Rate Loan or Bid-Option Loan, the last day of each Interest Period with respect to such Negotiated Rate Loan, Interbank Offered Rate Loan or Bid-Option Loan and, in the case of any Interest Period exceeding three months, those days that occur during such Interest Period at intervals of three months after the first day of such Interest Period, and (b) in all other cases, within five (5) days of receipt of an invoice containing a computation of interest due, which invoice shall be prepared as of the last Business Day of each March, June, September and December occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

         "Interest Period" shall mean any Negotiated Interest Period, Interbank Interest Period or Bid-Option Interest Period.

         "Invitation for Bid-Option Quotes" shall mean an invitation for Bid-Option Quotes in the form referred to in Section 2.2(c).

         "Letter of Credit" shall mean an S/L/C or C/L/C issued by the Agent on behalf of the Banks for the account of any Borrower under an application and related documentation acceptable to the Agent requiring, among other things, immediate reimbursement by such Borrower to the Agent in respect of all drafts or other demand for payment honored thereunder and all expenses paid or incurred by the Agent relative thereto.

         "Letter of Credit Advance" shall mean any issuance of a Letter of Credit under Section 2.6 made pursuant to Section 2.1 in which each Bank acquires a pro rata risk participation (based on such Bank's Commitment) pursuant to Section 2.6(e).

         "Lien" shall mean any pledge, assignment, deed of trust, hypothecation, mortgage, security interest, conditional sale or title retaining contract, financing statement filing, or any other type of lien, charge, encumbrance or other similar claim or right.

         "Loan" shall mean any Revolving Credit Loan, any Swing Line Loan or any Bid-Option Loan, as the context may require.

         "Loan Documents" shall mean this Agreement, the Notes, the Letter of Credit Documents, the Guaranty and any other agreement, instrument or document executed at any time in connection with this Agreement.

         "Margin Stock" shall mean Margin Stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

         "Multiemployer Plan" shall mean any "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

         "NBD" shall mean NBD Bank, a Michigan banking corporation.

         "Negotiated Interest Period" shall mean, with respect to any Negotiated Rate Loan, the period commencing on the day such Negotiated Rate Loan is made or converted to a Negotiated Rate Loan and ending on the date agreed upon among the Borrowers and the Agent at the time such Negotiated Rate Loan is made, and each subsequent period commencing on the last day of the immediately preceding Negotiated Interest Period and ending on the date agreed upon among the Borrowers and the Agent at the time such Negotiated Rate Loan is elected to be continued as a Negotiated Rate Loan by the Borrowers under Section 2.9, provided no Negotiated Interest Period which would end after the Termination Date shall be permitted.

         "Negotiated Rate" shall mean, with respect to any Negotiated Rate Loan, the rate per annum agreed upon between the Borrowers and the Agent at the time such Negotiated Rate Loan is made.

         "Negotiated Rate Loan" shall mean any Loan which bears interest at the Negotiated Rate.

         "Net Worth" of any person shall mean, as of any date, the amount of any preferred stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of such person and the amount of any foreign currency translation adjustment account shown as a capital account of such person minus treasury stock, provided, that, for any calculation of Net Worth including the fiscal quarter ending September 30, 1997, there shall be excluded from such calculation an amount equal to $38,900,000, representing: (a) the effect of a one time charge, net of related tax effects, if any, to be taken by the Company as of September 30, 1997 in connection with the exit by the Company and its Subsidiaries from certain lines of business, as further detailed in the August 20, 1997 Information and the Press Release and
(b) the effect of the increase of reserves related to the acceleration of certain strategic initiatives as further detailed in the August 20, 1997 Information and the Press Release.

         "NZD" shall mean the lawful currency of New Zealand.

         "New Zealand Domestic Rate" shall mean, with respect to any Interbank Interest Period, the per annum interest rate which is determined by the Agent by taking the average bid rate quoted on the page numbered "BKBM" of the Reuters Monitor System at or about 10:45 a.m. (Wellington time) two (2) Business Days prior to the first day of such Interbank Interest Period for not less than five New Zealand trading banks (selected by the Agent in its sole discretion and appearing on that page and so quoting) as being the mean buying rate for a Bill having a tenor equal to such Interbank Interest Period, eliminating the highest and the lowest mean rates and taking the average of the remaining mean rates, provided that, if in respect of any Interbank Interest Period less than five New Zealand trading banks have quoted rates on the page numbered "BKBM" of the Reuters Monitor System, the rate shall be calculated as in the manner set forth above by taking the rates otherwise quoted by five New Zealand trading banks upon application by the Agent for a Bill of the same tenor.

         "Notes" shall mean the Revolving Credit Notes, the Bid-Option Notes and the Swing Line Note; "Note" shall mean any Revolving Credit Note, any Bid-Option Note or any Swing Line Note.

         "Notice of Bid-Option Loan" shall have the meaning set forth in Section 2.2(f).

         "Original Dollar Amount" shall mean, with respect to any Loan, the Equivalent in Dollars of the original principal amount of such Loan specified in the related request therefor given by any Borrower pursuant to Section 2.6 (a) as such amount is reduced by payments of principal made in respect of such Loan in Dollars (or the Dollar Equivalent thereof in the case of a payment made in a Permitted Currency other than Dollars) and (b) as such amount is adjusted pursuant to Section 3.1(d).

         "Overdue Rate" shall mean (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate, (b) in respect of principal of Fixed Rate Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the per annum rate in effect thereon until the end of the then current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of two percent (2%) per annum plus, with respect to Loans denominated in Dollars, the Floating Rate and, with respect to Loans denominated in any other Permitted Currency, the relevant market rate for such Permitted Currency, and (c) in respect of other amounts payable by any Borrower hereunder (other than interest), a per annum rate that is equal to the sum of two percent (2%) per annum plus the Floating Rate.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Percentage of Total Commitments" shall mean, with respect to each Bank, the amount set forth on the signature page next to the name of such Bank or as subsequently set forth in any Assignment and Acceptance in the form of Exhibit L attached hereto or Assumption Agreement in the form of Exhibit M attached hereto.

         "Permitted Currency" shall mean Dollars and any currency which is freely transferable and convertible into Dollars and is issued by an OECD country (as such designation shall change from time to time) or any other currency approved by the Agent. A list of all OECD countries as of the

Effective Date is set forth in Schedule 1.1(b), which Schedule shall be updated, if necessary, by the Agent on each anniversary of the Effective Date.

         "Permitted Liens" shall mean Liens permitted by Section 5.2(d) hereof.

         "Person" or "person" shall include an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

         "Plan" shall mean, with respect to any person, any pension plan (other than a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by such person, any Subsidiary of such person or any ERISA Affiliate, or by any other person if such person, any Subsidiary of such person or any ERISA Affiliate could have liability with respect to such pension plan.

         "Prime Rate" shall mean the per annum rate announced by the Agent from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

         "Prohibited Transaction" shall mean any non-exempt transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

         "Reportable Event" shall mean a reportable event as described in
Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

         "Required Banks" shall mean Banks in the aggregate having at least sixty percent (60%) of the aggregate Commitments or, if the Commitments have been terminated, Banks in the aggregate holding at least 60% of the aggregate unpaid principal amount of the outstanding Advances.

         "Restricted Margin Stock" means Margin Stock owned by the Company or any of its Subsidiaries which represents not more than 25% of the aggregate value (determined in accordance with Regulation U), on a consolidated basis, of the property and assets of the Company and its Subsidiaries (other than any Margin Stock) that is subject to the provisions of Section 5.2(d).

         "Revolving Credit Advance" shall mean any Revolving Credit Loan, any Letter of Credit Advance and any Swing Line Loan.

         "Revolving Credit Loan" shall mean any Borrowing under Section 2.6 and made pursuant to Section 2.1(a).

         "Revolving Credit Note" shall mean any promissory note of the Borrowers evidencing the Revolving Credit Loans in substantially the form annexed hereto as Exhibit D, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

         "Short Term Borrowings" shall mean all Indebtedness for borrowed money with an original maturity less than one year, other than the Advances.

         "S/L/C" shall mean any standby letter of credit issued by the Agent hereunder.

         "Subsidiary" of any person shall mean any other person (whether now existing or hereafter organized or acquired) in which (other than directors' qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof. Unless otherwise specified, reference to "Subsidiary" shall mean a Subsidiary of the Company.

         "Subordinated Debt" of any person shall mean, as of any date, that Indebtedness of such person for borrowed money which is expressly subordinate and junior in the right of payment to the Advances of such person to the Banks in manner and by agreement satisfactory in form and substance to the Required Banks, which consent and agreement may not be unreasonably withheld.

         "Swing Line Facility" shall have the meaning specified in Section
2.1(b).

         "Swing Line Loan" shall mean any borrowing under Section 2.6 and made pursuant to Section 2.1(b).

         "Swing Line Note" means the promissory note of the Company payable to the order of the Agent, in substantially the form annexed hereto as Exhibit E, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

         "Termination Date" shall mean the earlier to occur of (a) October 31, 2002, or such later date to which the Termination Date is extended pursuant to
Section 2.1(d), and (b) the date on which the Commitments shall be terminated pursuant to Section 2.4 or 6.2.

         "Total Capitalization" of any person shall mean the sum of Net Worth of such person and Funded Debt of such person.

         "Total Commitments" shall mean the aggregate amount of Commitments of all Banks as set forth on the signature pages of this Agreement, as reduced or modified from time to time pursuant to Section 2.4 or Section 8.6.

         "Treasury Manager" includes any Affiliate of the Company appointed in writing by the Company and the Borrowers as Treasury Manager under this Agreement in the place of the person named above, and which is accepted by the Agent for that purpose.

         "Unfunded Benefit Liabilities" shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA.

         "Unrestricted Margin Stock" means any Margin Stock owned by the Company or any of its Subsidiaries which is not Restricted Margin Stock.

         1.2 Other Definitions; Rules of Construction. As used herein, the terms "Agent", "Banks", "Company", "Borrowing Subsidiary", "Borrowing Subsidiaries" and "this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with generally accepted accounting principles unless such principles are inconsistent with the express requirements of this Agreement. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.


                                   ARTICLE II
                        THE COMMITMENTS AND THE ADVANCES

         2.1      Commitments of the Banks.

                  (a) Revolving Credit Advances. Each Bank agrees, for itself only, subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to the Borrowers pursuant to Section 2.6 and to participate in Letter of Credit Advances to the Borrowers pursuant to Section 2.6, from time to time from and including the Effective Date to but excluding the Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to Section 2.1(c). On the date of each Advance, the Dollar Equivalent on such date of all Advances outstanding, including the Advances to be made or requested on such date, shall not exceed the aggregate Commitments.

                  (b)      Swing Line Loan.

                                    (i)     The Treasury Manager may request the
Agent to make, and the Agent may, in its sole discretion provided that the requirements of Section 2.8 are complied with by the Borrowers at the time of such request, make, Swing Line Loans to the Borrowers from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate principal amount not to exceed at any date the lesser of
(A) $25,000,000 (the "Swing Line Facility") and (B) the aggregate of the unused portions of the Commitments of the Banks as of such date. Each Bank's Commitment shall be deemed utilized by an amount equal to such Bank's pro rata share (based on such Bank's Commitment) of each

Swing Line Loan for purposes of determining the amount of Revolving Credit Advances required to be made by such Bank. Swing Line Loans shall bear interest at the Interbank Offered Rate or the Negotiated Rate, as the Borrowers may elect hereunder. Within the limits of the Swing Line Facility, so long as the Agent, in its sole discretion, elects to make Swing Line Loans, the Borrowers may borrow and reborrow under this Section 2.1(b)(i).

                                    (ii)    The Agent may at any time in its
sole and absolute discretion require that any Swing Line Loan be refunded by a Revolving Credit Loan which is an Interbank Offered Rate Loan in the same Permitted Currency in which such Swing Line Loan is denominated, and upon notice thereof by the Agent to the Company and the Banks, the Borrowers shall be deemed to have requested a Revolving Credit Loan bearing interest at the Interbank Offered Rate with an Interbank Interest Period of one month in an amount equal to the amount of any such Swing Line Loan in the same Permitted Currency in which such Swing Line Loan is denominated, and such Revolving Credit Loan shall be made to refund such Swing Line Loan. Each Bank shall be absolutely and unconditionally obligated (except as set forth in Section 2.1(b)(i)) to fund its pro rata share (based on such Bank's Commitment) of such Revolving Credit Loan and such obligation shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank or the Company or any of its Subsidiaries may have against the Agent, any Borrower or any of their respective Subsidiaries or anyone else for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any Borrower or any of its Subsidiaries; (iv) any breach of this Agreement by any Borrower or any of their respective Subsidiaries or any other Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing (including any Borrower's failure to satisfy any conditions contained in Article II or any other provision of this Agreement).

                  (c) Limitation on Amount of Advances. Notwithstanding anything in this Agreement to the contrary, the aggregate principal amount of the Revolving Credit Advances made by any Bank at any time outstanding shall not exceed the amount of its respective Commitment as of the date any such Advance is made, provided, however, that the aggregate principal amount of Letter of Credit Advances outstanding at any time shall not exceed $10,000,000.

                  (d)      Extensions.

                           The Banks shall consider annual requests for the
extension of the Termination Date. The Company shall deliver a notice in writing to the Agent on or before August 31 of each year in the event the Company chooses not to extend such Termination Date. The Agent shall provide notice to each of the Banks within five (5) Business Days after August 31 of each year as to whether the Agent has or has not received such election by the Company not to extend such Termination Date. Each of the Banks agrees to provide notice in writing to the Agent of its agreement or refusal to extend such Termination Date on or before October 31 of each year; provided, however, that the failure of any Bank to so communicate its agreement or refusal shall be deemed to be such Bank's refusal to so extend the Termination Date. The determination to extend or not to extend the Termination Date shall be given or withheld by each Bank in its absolute and sole discretion and any such agreement or refusal once given shall not be revocable by any Bank prior to the then applicable Termination Date. No extension of the Termination Date shall in any event be effective until the Agent shall have received agreements to so extend from each of the Banks; provided, however, that if any Bank refuses to extend the Termination Date, the Agent shall provide notice to the Company and (i) the Commitment of each Bank shall remain unchanged and the Total Commitment shall be modified accordingly or (ii) additional lenders, as selected by the Company, shall be added to the Agreement.

                  (e)      Non-Pro Rata Loans.

                           (i)      Each of the Banks shall deliver, on or
before the Effective Date, a list of all Permitted Currencies in which such Bank can fund Loans hereunder free of withholding taxes, which list may be updated from time to time by any Bank delivering an update of such list to the Agent. Notwithstanding anything contained herein to the contrary, each of the Borrowers, the Banks and the Agent agree that a Bank shall not fund its pro rata portion of any Revolving Credit Loan if such Bank cannot make such Revolving Credit Loan free of withholding taxes so long as one or more Banks is able to make such Revolving Credit Loan free of withholding taxes. The non-pro rata funding of such Revolving Credit Loans shall not affect the pro rata share of the aggregate amount of Advances outstanding at any time.

                           (ii)     Any funding Bank under Section 2.1(e)(i)
above may at any time in its sole discretion require that the non-funding Bank or Banks fund each of their pro rata portion of the Revolving Credit Loans herein described. Each non-funding Bank shall be absolutely and unconditionally obligated to fund its pro rata share (based on such Bank's Commitment) of such Revolving Credit Loan and such obligation shall not be affected by any circumstance, including, without limitation (A) any set-off, counterclaim, recoupment, defense or other right which such Bank or the Company or any of its Subsidiaries may have against the Agent, any Borrower or any of their respective Subsidiaries or anyone else for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default; (C) any adverse change in the condition (financial or otherwise) of any Borrower or any of its Subsidiaries;
(D) any breach of this Agreement by any Borrower or any of their respective Subsidiaries or any other Bank; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing (including any Borrower's failure to satisfy any conditions contained in Article II or any other provision of this Agreement). Any Bank which requires payments from any Borrower pursuant to Section 3.4 with respect to its making of any Loan described in this Section 2.1(e)(ii) may be replaced by the Company in its sole discretion.

         2.2      Bid-Option Loans.

                  (a) The Bid-Option. From the Effective Date to but excluding the Termination Date, the Treasury Manager may, as set forth in this Section 2.2, request the Banks to make offers to make Bid-Option Loans to a Designated Borrower. Each Bank may, but shall have no obligation to, make such offers and such Designated Borrower may, but shall have no obligation to, accept any such offers, in the manner set forth in this Section 2.2; furthermore, each Bank may limit the aggregate amount of Bid-Option Loans when quoting rates for more than one Bid-Option Interest Period in any Bid-Option Quote, provided that such limitation shall not be less than the minimum amounts required hereunder for Bid-Option Loans and the Designated Borrower may choose among the Bid-Option Loans if such limitation is imposed; provided, that the aggregate outstanding principal amount of Bid-Option Loans shall not at any time exceed the lower of (i) the excess of (A) the aggregate amount of the Commitments over
(B) the sum of the aggregate outstanding principal amount of Revolving Credit Advances or (ii) forty percent (40%) of the aggregate amount of the Commitments (as the same may be reduced in accordance with the terms of this Agreement);

                  (b) Bid-Option Quote Request. When the Treasury Manager wishes to request offers to make Bid-Option Loans under this Section 2.2, it shall transmit to the Agent by telex or telecopy a Bid-Option Quote Request substantially in the form of Exhibit F hereto so as to be received no later than 11:00 a.m. Detroit time on the Business Day next preceding the date of the Loan proposed therein specifying:

                           (i)      the proposed date of the Bid-Option Loan,
which shall be a Business Day;

                           (ii)     the Designated Borrower;

                           (iii)    the aggregate amount of such Bid-Option
Loan, which shall be a minimum of $5,000,000 or a larger multiple of $1,000,000; and

                           (iv)     the duration of the Interest Period
applicable thereto, subject to the provisions of the definition of Interest Period.

A Borrower may request offers to make Bid-Option Loans for more than one Bid-Option Interest Period in a single Bid-Option Quote Request.

                  (c) Invitation for Bid-Option Quotes. Promptly upon receipt of a Bid-Option Quote Request, the Agent shall send to the Banks by telecopy (or telephone promptly confirmed by telecopy) an Invitation for Bid-Option Quotes substantially in the form of Exhibit G hereto, which shall constitute an invitation by the Treasury Manager and the Designated Borrower to each Bank to submit Bid-Option Quotes offering to make the Bid-Option Loans to which such Bid-Option Quote Request relates in accordance with this Section 2.2.

                  (d)      Submission and Contents of Bid-Option Quotes.

                           (i)      Each Bank may submit a Bid-Option Quote
containing an offer or offers to make Bid-Option Loans in response to any Invitation for Bid-Option Quotes. Each Bid-Option Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telecopy (or by telephone promptly confirmed by telecopy) at its office referred to in Section 8.2 not later than 10:00 a.m. Detroit time on the proposed date of the Borrowing; provided that Bid-Option Quotes submitted by the Agent (or any Affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such Affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than 9:45 a.m. Detroit time on the proposed date of such Borrowing. Subject to Article VI, any Bid-Option Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Treasury Manager.

                           (ii)     Each Bid-Option Quote shall be in
substantially the form of Exhibit H hereto, but may be submitted to the Agent by telephone with prompt confirmation by delivery to the Agent of such written Bid-Option Quote, and shall in any case specify:

                                    (A)     the proposed date of the Borrowing;

                                    (B)     the principal amount of the
Bid-Option Loan for which each such offer is being made, which principal amount
(x) must be in a minimum of $5,000,000 or a larger multiple of $1,000,000, and
(y) may not exceed the principal amount of the Bid-Option Loans for which offers were requested;

                                    (C)     the Interest Period(s) for which
each such Bid-Option Rate is offered;

                                    (D)     the rate of interest per annum
(rounded to the nearest 1/100 of 1%) (the "Bid-Option Rate") offered for each such Bid-Option Loan;

                                    (E)     the identity of the quoting Bank.

                           (iii)    Any Bid-Option Quote shall be disregarded
if it:

                                    (A)     is not substantially in the form of
Exhibit H hereto (or is not submitted by telephone to the Agent with prompt written confirmation to follow) or does not specify all of the information required by clause (ii) of this subsection (d);

                                    (B)     contains qualifying, conditional or
similar language;

                                    (C)     proposes terms other than or in
addition to those set forth in the applicable Invitation for Bid-Option Quotes;
or

                                    (D)     arrives after the time set forth in
Section 2.2(d)(i);

provided that a Bid-Option Quote shall not be disregarded pursuant to clause (B) or (C) above solely because it contains an indication that an allocation that might otherwise be made to it pursuant to Section 2.2(g) would be unacceptable. The Agent shall notify the Treasury Manager of any disregarded Bid-Option Quote.

                  (e) Notice to Borrower. The Agent shall promptly notify the Treasury Manager of the terms of any Bid-Option Quote submitted by a Bank that is in accordance with

Section 2.2(d). Any Bid-Option Quote not made in accordance with Section 2.2(d) shall be disregarded by the Agent. The Agent's notice to the Treasury Manager shall specify (i) the aggregate principal amount of Bid-Option Loans for which offers have been received for each Bid-Option Interest Period specified in the related Bid-Option Quote Request, and (ii) the respective principal amounts and respective Bid-Option Rates so offered.

                  (f) Acceptance and Notice by Borrower. Not later than 11:00 a.m. Detroit time on the proposed date of a Borrowing, the Treasury Manager shall notify the Agent of the Designated Borrower's acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e) of this Section and the Agent shall, promptly upon receiving such notice from the Treasury Manager, notify each Bank whose Bid-Option Quote has been accepted. In the case of acceptance, such notice (a "Notice of Bid-Option Loan") shall specify the aggregate principal amount of offers for the applicable Interest Period(s) that have been accepted. The Borrower may accept any Bid-Option Quote in whole or in part; provided that:

                           (i)      the aggregate principal amount of each
Bid-Option Loan may not exceed the applicable amount set forth in the related Bid-Option Quote Request for the applicable Bid-Option Interest Period;

                           (ii)     the principal amount of each Bid-Option Loan
must be $5,000,000 or a larger multiple of $1,000,000;

                           (iii)    acceptance of offers may only be made on the
basis of ascending Bid-Option Rates; and

                           (iv)     the Borrower may not accept any offer that
is described in Section 2.2(d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                  (g) Allocation by Agent. If offers are made by two or more Banks with the same Bid-Option Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Bid-Option Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in such multiples, not greater than $100,000, as the Agent may deem appropriate) in proportion to the aggregate principal amount of such offers. Determinations by the Agent of the amounts of Bid-Option Loans shall be conclusive in the absence of manifest error.

         2.3 Effect on Commitments. Notwithstanding anything in this Agreement to the contrary, the sum of the aggregate outstanding principal amount of all Revolving Credit Loans plus, all Letter of Credit Advances (being the maximum amount available to be drawn under the related Letters of Credit plus the amount of any draws under Letters of Credit that have not been reimbursed) plus, all Bid-Option Loans plus, all Swing Line Loans shall not at any time exceed the aggregate amount of the Commitments of all Banks. Each Bank's obligation to make its pro rata portion of any subsequently requested Revolving Credit Loan or Letter of Credit Advance shall not be affected by the making by such Bank of a Bid-Option Loan, and the Bank which has outstanding Bid-Option Loans may be obligated to exceed its Commitment, and provided, that, as stated above, the aggregate principal amount of all Revolving Credit Loans, all Letters of Credit Advances, all Swing Line Loans and all Bid-Option Loans shall not at any time exceed the aggregate amount of the Commitments of all Banks.

         2.4      Termination and Reduction of Commitments.

                  (a) The Company shall have the right to terminate or reduce the Commitments at any time and from time to time at its option, provided that
(i) the Treasury Manager shall give five days' prior written notice of such termination or reduction to the Agent (with sufficient executed copies for each Bank) specifying the amount and effective date thereof, (ii) each partial reduction of the Commitments shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 and shall reduce the Commitments of all of the Banks proportionately in accordance with the respective commitment amounts for each such Bank set forth in the signature pages hereof next to the name of each such Bank, (iii) no such termination or reduction shall be permitted with respect to any portion of the Commitments as to which a request for a Borrowing pursuant to Section 2.6 is then pending and (iv) the Commitments may not be terminated if any Advances are then outstanding and may not be reduced below the principal amount of Advances then outstanding.

The Commitments or any portion thereof terminated or reduced pursuant to this
Section 2.4(a), whether optional or mandatory, may not be reinstated. The Borrowers shall immediately prepay the Loans to the extent they exceed the reduced aggregate Commitments pursuant hereto, and any reduction hereunder shall reduce the Commitment amount of each Bank proportionately in accordance with the respective Commitment amounts for each such Bank set forth on the signature pages hereof next to the name of each such Bank.

                  (b) For purposes of this Agreement, a Letter of Credit Advance
(i) shall be deemed outstanding in an amount equal to the sum of the maximum amount available to be drawn under the related Letter of Credit on or after the date of determination and on or before the stated expiry date thereof plus the amount of any draws under such Letter of Credit that have not been reimbursed and (ii) shall be deemed outstanding at all times on and before such stated expiry date or such earlier date on which all amounts available to be drawn under such Letter of Credit have been fully drawn, and thereafter until all related reimbursement obligations have been paid. Upon each payment made by the Agent in respect of any draft or other demand for payment under any Letter of Credit, the amount of any Letter of Credit Advance outstanding immediately prior to such payment shall be automatically reduced by the amount of each Revolving Credit Loan deemed advanced in respect of the related reimbursement obligation of the Borrower.

         2.5      Fees.

                  (a) The Company agrees to pay to the Banks a facility fee on the daily average amount of the Commitments, whether used or unused, for the period from the Effective Date to but excluding the Termination Date, at a rate equal to the Applicable Margin for the facility fee.

Accrued facility fees shall be payable quarterly in arrears in Dollars within five (5) days of receipt of an invoice prepared by the Agent containing a computation of facility fees due computed on the basis of 360 days and assessed for the actual number of days elapsed, which invoice shall be prepared as of the last Business Day of each March, June, September and December, commencing on the first such Business Day occurring after the date of this Agreement, and on the Termination Date.

                  (b) The Borrowers agree to pay (i) with respect to S/L/Cs, a fee to the Banks computed at the Applicable Margin on the maximum amount available to be drawn from time to time under such S/L/C for the period from and including the date of issuance of such S/L/C to and including the stated expiry date of such S/L/C, which fee shall be paid annually in advance at the time such S/L/C is issued or amended, a portion of which the Agent shall retain for its own account to be negotiated between the Agent and the Banks at the time of the initial request of a Letter of Credit Advance, and (ii) with respect to C/L/Cs, a fee to the Banks to be negotiated at the time of issuance between the Agent and the Borrower requesting such C/L/C, which fees shall be paid at each time as any C/L/C is presented or drawn upon, in whole or in part. Such fees are nonrefundable and the Borrowers shall not be entitled to any rebate of any portion thereof if such Letter of Credit does not remain outstanding through its stated expiry date or for any other reason. The Borrowers further agree to pay to the Agent, on demand, such other customary and reasonable administrative fees, charges and expenses of the Agent in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued in accordance with a schedule of fees provided by the Agent to the Borrowers.

                  (c) The Borrowers agrees to pay to the Agent an agency fee for its services as Agent under this Agreement in such amounts as may from time to time be agreed upon by the Borrowers and the Agent.

         2.6      Disbursement of Revolving Credit Advances.

                  (a) Except with respect to Swing Line Loans, the Treasury Manager shall give the Agent notice of its request for each Revolving Credit Advance in substantially the form of Exhibit I hereto at the Applicable Lending Office of the Agent with respect to such Advance not later than 10:00 a.m. local time of the Applicable Lending Office (i) three (3) Interbank Business Days prior to the date such Advance is requested to be made if such Borrowing is to be made as an Interbank Offered Rate Revolving Credit Borrowing, and (ii) three
(3) Business Days prior to the date any Letter of Credit Advance is requested to be made and (iii) on the date such Revolving Credit Loan is requested to be made if such Revolving Credit Loan is to be made as a Negotiated Rate Revolving Credit Borrowing or a Floating Rate Revolving Credit Borrowing, which notice shall specify the Designated Borrower for which such Advance is requested, whether an Interbank Offered Rate Loan, Negotiated Rate Loan, Floating Rate Loan or a Letter of Credit Advance is requested and, in the case of each requested Fixed Rate Revolving Credit Loan, the Interest Period to be initially applicable to such Loan and the Permitted Currency in which such Loan is to be denominated. With respect to Swing Line Loans, the Treasury

Manager shall give the Agent notice of its request for each Swing Line Loan in substantially the form of Exhibit I hereto at the Applicable Lending Office of the Agent with respect to such Advance not later than 1:00 p.m. local time of the Applicable Lending Office on the same Business Day any Swing Line Loan is requested to be made which notice shall specify the Designated Borrower for which such Swing Line Loan is requested. The Agent, on the same day any such notice is given, shall provide notice of such requested Revolving Credit Loan to each Bank (which notice shall be provided by 2:00 p.m. local time of the Applicable Lending Office with respect to Floating Rate Loans or Negotiated Rate Loans). Subject to the terms and conditions of this Agreement, the proceeds of each such requested Revolving Credit Loan shall be made available to the Designated Borrower requesting such Loan by depositing the proceeds thereof, in immediately available, freely transferable cleared funds, in the case of any Revolving Credit Loan denominated in Dollars in an account maintained and designated by such Borrower, and, in all other cases, in an account maintained and designated by such Borrower at a bank acceptable to the Agent in the principal financial center of the country issuing the Permitted Currency in which such Loan is denominated or in such other place specified by the Agent. Subject to the terms and conditions of this Agreement, the Agent shall, on the date any Letter of Credit Advance is requested to be made, issue the related Letter of Credit on behalf of the Banks for the account of the Designated Borrower requesting such Letter of Credit. Notwithstanding anything herein to the contrary, the Agent may decline to issue any requested Letter of Credit on the basis that the beneficiary, the purpose of issuance or the terms or the conditions of drawing are unacceptable to it in its discretion.

                  (b) Each Bank, on the date any Revolving Credit Loan is requested to be made, shall make its pro rata share of such Revolving Credit Loan available in immediately available, freely transferable cleared funds for disbursement to the Designated Borrower requesting such Loan pursuant to the terms and conditions of this Agreement, in the case of any Revolving Credit Loan denominated in Dollars, at the principal office of the Agent and, in all other cases, to the account of the Agent at its designated branch or correspondent bank in the country issuing such Permitted Currency in which such Loan is denominated or at such other place specified by the Agent. Unless the Agent shall have received notice from any Bank prior to the date such Revolving Credit Loan is requested to be made under this Section 2.6 that such Bank will not make available to the Agent such Bank's pro rata portion of such Loan, the Agent may assume that such Bank has made such portion available to the Agent on the date such Loan is requested to be made in accordance with this Section 2.6. If and to the extent such Bank shall not have so made such pro rata portion available to the Agent, the Agent may (but shall not be obligated to) make such amount available to such Designated Borrower, and such Bank agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to such Designated Borrower by the Agent until the date such amount is repaid to the Agent, at a rate per annum equal to the Federal Funds Rate or the relevant market rate with respect to Permitted Currencies other than Dollars then in effect. If such Bank shall pay such amount to the Agent together with interest, such amount so paid shall constitute a Revolving Credit Loan by such Bank as part of the related Borrowing for purposes of this Agreement. The failure of any Bank to make its pro rata portion of any such Borrowing available to the Agent shall not relieve any other Bank of its obligation to make available its pro rata portion of such Loan on the date such Loan is requested to be made, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent on the date of any such Loan.

                  (c) (i) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Bank resulting from each Loan of such Bank from time to time, including the amounts of principal and interest payable thereon and paid to such Bank from time to time under this Agreement.

                           (ii)     The Agent shall maintain an account for each
Borrower in its books and records with a subaccount for each Bank, in which shall be recorded (a) the amount of each Loan made hereunder, the type thereof and each Interest Period applicable thereto, (b) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Bank hereunder in respect of the Loans and (c) both the amount of any sum received by the Agent hereunder from each Borrower in respect of the Loans and each Bank's share thereof.

                           (iii)    The books and records of the Agent and of
each Bank maintained pursuant to this Section 2.6(c) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Bank or the Agent to maintain any such books and records or any error therein, shall not in any manner affect the obligation of each Borrower to repay (with applicable interest) the Loans made to such Borrower by such Bank in accordance with the terms of this Agreement.

                           (iv)     Each Borrower agrees that, upon the request
to the Agent by any Bank, such Borrower will execute and deliver to such Bank a Revolving Credit Note and a Swing Line Note (if applicable) of such Borrower evidencing the Loans of such Bank; provided, that the delivery of such Notes shall not be a condition precedent to the Effective Date. Notwithstanding anything herein to the contrary, any and all references in this Agreement or any other Loan Document to any amounts due or outstanding under the Notes or evidenced by the Notes shall, in the event Notes are not executed and delivered in accordance with this Section 2.6(c), be deemed to refer to the Advances and all other amounts outstanding under this Agreement.

                           (v) Subject to the terms and conditions of this
Agreement, each Borrower may borrow Revolving Credit Loans under this Section 2.6, prepay Revolving Credit Loans pursuant to Section 3.1 and reborrow Revolving Credit Loans under this Section 2.6.

                  (d) All Bid-Option Loans shall be disbursed directly by the Bank making such Bid-Option Loan to the Designated Borrower by 1:30 p.m. Detroit time on the date such Bid-Option Loan is requested to be made via wire transfer in immediately available funds to NBD Bank, 611 Woodward Avenue, Detroit, Michigan 48226, ABA Number 072000326, Attention: Agency Administration,
Reference: Invacare Bid-Option, confirm to Agency Administration, Facsimile No.
(313) 225-2747 or as otherwise directed by the Borrowers.

                  (e) Nothing in this Agreement shall be construed to require or authorize any Bank to issue any Letter of Credit, it being recognized that the Agent has the sole obligation under this Agreement to issue Letters of Credit on behalf of the Banks, and the Commitment of each Bank with respect to Letter of Credit Advances is expressly conditioned upon the Agent's performance of such obligations. Upon such issuance by the Agent, each Bank shall automatically acquire a pro rata risk participation interest in such Letter of Credit Advance based on the amount of its respective Commitment. If the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Agent shall provide notice thereof to each Bank (which notice shall be provided by 2:00 p.m. Detroit time) on the date such draft or demand is honored unless a Borrower shall have satisfied its reimbursement obligation by payment to the Agent on such date. Each Bank, on such date, shall make its pro rata share of the amount paid by the Agent available in immediately available funds at the principal office of the Agent for the account of the Agent. If and to the extent such Bank shall not have made such pro rata portion available to the Agent, such Bank and the Borrowers severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Agent until such amount is so made available to the Agent at a per annum rate equal to the Federal Funds Rate or the relevant market rate with respect to Permitted Currencies other than Dollars. If such Bank shall pay such amount to the Agent together with such interest, such amount so paid shall constitute a Revolving Credit Loan by such Bank as part of the Revolving Credit Borrowing disbursed in respect of the reimbursement obligation of the Company for purposes of this Agreement. The failure of any Bank to make its pro rata portion of any such amount paid by the Agent available to the Agent shall not relieve any other Bank of its obligation to make available its pro rata portion of such amount, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent.

         2.7 Conditions for First Disbursement. The obligation of each Bank to make its first Advance hereunder is subject to receipt by each Bank and the Agent of the following documents and completion of the following matters, in form and substance reasonably satisfactory to each Bank and the Agent:

                  (a) Charter Documents. Certificates of recent date of the appropriate authority or official of the Company's state of incorporation listing all charter documents of the Company, on file in that office and certifying as to the good standing and corporate existence of the Company, together with copies of such charter documents of the Company, certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of the Company;

                  (b) By-Laws and Corporate Authorizations. Copies of the by-laws of the Company together with all authorizing resolutions and evidence of other corporate action taken by the Company to authorize the execution, delivery and performance by the Company of this Agreement, the Guaranty and the Notes and the consummation by the Company of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Company;

                  (c) Incumbency Certificate. Certificates of incumbency of each Borrower containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of such Borrower in connection with this Agreement and the Notes and the consummation by such Borrower of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of each Borrower;

                  (d) Guaranty. The Guaranty duly executed by the Company for the Banks;

                  (e) Legal Opinion. The favorable written opinion of counsel for the Company in the form of Exhibit J attached hereto; and

                  (f) Consents, Approvals, Etc. Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of the Company in connection with the execution, delivery and performance of this Agreement, the Guaranty and the Notes or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement and the Notes, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of the Company, or, if none are required, a certificate of such officer to that effect.

         2.8 Further Conditions for Disbursement. The obligation of each Bank to make any Advance (including its first Advance), or any continuation or conversion under Section 2.9, is further subject to the satisfaction of the following conditions precedent:

                  (a) The representations and warranties contained in Article IV hereof and in any other Loan Document shall be true and correct in all material respects on and as of the date such Advance is made, continued or converted (both before and after such Advance is made, continued or converted) as if such representations and warranties were made on and as of such date; and

                  (b) No Event of Default and no Default shall exist or shall have occurred and be continuing on the date such Advance is made, continued or converted (whether before or after such Advance is made, continued or converted);

                  (c) Prior to the issuance of the initial Letter of Credit Advance, the Borrowers, the Agent and the Banks shall have entered into an agreement containing terms and conditions regarding Letters of Credit, which agreement shall be mutually satisfactory to all parties thereto.

                  (d) In the case of any Letter of Credit Advance, the Borrower requesting such Letter of Credit Advance shall have delivered to the Agent an application for the related Letter of Credit and other related documentation requested by and acceptable to the Agent and the Banks appropriately completed and duly executed on behalf of such Borrower and the Agent and the Banks shall have negotiated all fees described in Section 2.5(b).

Each Borrower shall be deemed to have made a representation and warranty to the Banks at the time of the making of, and the continuation or conversion of, each Advance to the effects set forth in clauses (a) and (b) of this Section 2.8. For purposes of this Section 2.8, the representations and warranties contained in Section 4.6 hereof shall be deemed made with respect to the most recent financial statements delivered pursuant to Section 5.1(d)(ii) and (iii).

         2.9 Subsequent Elections as to Borrowings. The Treasury Manager may elect (a) to continue a Fixed Rate Revolving Credit Borrowing of one type, or a portion thereof, as a Fixed Rate Revolving Credit Borrowing of the then existing type, or (b) may elect to convert a Fixed Rate Revolving Credit Borrowing, or a portion thereof, to a Borrowing of another type or (c) elect to convert a Floating Rate Borrowing, or a portion thereof, to a Fixed Rate Revolving Credit Borrowing, in each case by giving notice thereof to the Agent in substantially the form of Exhibit K hereto at the principal office of the Agent and at the Applicable Lending Office of the Agent with respect to such Loan not later than 10:00 a.m. local time of the Applicable Lending Office (i) three (3) Interbank Business Days prior to the date any such continuation of or conversion to a Interbank Offered Rate Revolving Credit Borrowing is to be effective and (ii) the date such continuation or conversion is to be effective in all other cases, provided that an outstanding Fixed Rate Revolving Credit Borrowing may only be converted on the last day of the then current Interest Period with respect to such Borrowing, and provided, further, if a continuation of a Borrowing as, or a conversion of a Borrowing to, a Fixed Rate Revolving Credit Borrowing is requested, such notice shall also specify the Interest Period to be applicable thereto upon such continuation or conversion. The Agent, on the day any such notice is given, shall provide notice of such election to the Banks. If the Treasury Manager shall not timely deliver such a notice with respect to any outstanding Fixed Rate Revolving Credit Borrowing, the Borrower shall be deemed to have elected to convert such Fixed Rate Revolving Credit Borrowing to a Floating Rate Borrowing on the last day of the then current Interest Period with respect to such Borrowing.

         2.10 Limitation of Requests and Elections. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a Fixed Rate Revolving Credit Borrowing pursuant to Section 2.6, or a request for a continuation of a Fixed Rate Revolving Credit Borrowing as a Fixed Rate Revolving Credit Borrowing of the then existing type, or a request for conversion of a Fixed Rate Revolving Credit Borrowing of one type to a Fixed Rate Revolving Credit Borrowing of another type, or a request for a conversion of a Floating Rate Borrowing to a Fixed Rate Revolving Credit Borrowing pursuant to Section 2.9, (a) in the case of any Interbank Offered Rate Borrowing, deposits in the relevant Permitted Currency for periods comparable to the Interest Period elected by the Borrower are not available to any Bank in the relevant interbank or secondary market and such Bank has provided to the Agent and the Borrowers a certificate prepared in good faith to that effect, or (b) any Bank reasonably determines that the applicable interest rate (net of the Applicable Margin for the Interbank Offered Rate) will not adequately and fairly reflect the cost to such Bank of making, funding or maintaining the related Fixed Rate Revolving Credit Loan and such Bank has provided to the Agent and the Borrowers a certificate prepared in good faith to that effect, or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for any Bank (i) to make or fund the relevant Fixed Rate Revolving Credit Borrowing or (ii) to continue such Fixed Rate Revolving Credit Borrowing as a Fixed Rate Revolving Credit Borrowing of the then existing type or (iii) to convert a Loan to such a Fixed Rate Revolving Credit Loan, and such Bank has provided to the Agent and the Borrowers a certificate prepared in good faith to that effect, then the Borrowers shall not be entitled, so long as such circumstances continue, to request a Fixed Rate Revolving Credit Borrowing of the affected type pursuant to
Section 2.6 or a continuation of or conversion to a Fixed Rate Revolving Credit Borrowing of the affected type pursuant to Section 2.9. In the event that such circumstances no longer exist, the Banks shall again honor requests, subject to this Agreement, for Fixed Rate Revolving Credit Borrowings of the affected type pursuant to Section 2.6, and requests for continuations of and conversions to Fixed Rate Revolving Credit Borrowings of the affected type pursuant to Section 2.9.

         2.11 Minimum Amounts; Limitation on Number of Borrowings. Except for
(a) Borrowings and conversions thereof which exhaust the entire remaining amount of the Commitments, and (b) conversions or payments required pursuant to Section 3.1(b) or Section 3.7, each Revolving Credit Loan and each continuation or conversion pursuant to Section 2.9 and each prepayment thereof shall be in a minimum amount of $1,000,000 and in integral multiples of $500,000 and each Letter of Credit shall be in a minimum amount of $250,000. Notwithstanding anything herein to the contrary, the Borrowers shall not be permitted to request
(a) that any Revolving Credit Loan be denominated in any currency other than a Permitted Currency or (b) that any Revolving Credit Loan other than a Interbank Offered Rate Loan be denominated in a currency other than Dollars.

         2.12 Treasury Manager. Each Borrower authorizes the Treasury Manager to act as its manager in making requests and in carrying out as its manager and on its behalf all other functions conferred on the Treasury Manager under this Agreement and all other ancillary functions. Each Borrower further agrees that the Treasury Manager may nominate any Borrower as the Designated Borrower, and agrees that the Advances allocated to it, and all other acts carried out by the Treasury Manager falling within its authority, shall be conclusive and binding on it and all parties. Neither any Bank nor the Agent is or shall be deemed to be concerted as to the Treasury Manager's compliance or otherwise with instructions from any Borrower. The content of each request and every other notice delivered by the Treasury Manager shall be irrevocable, and the Agent and the Banks shall be entitled to rely fully on their content.


                                   ARTICLE III
                            PAYMENTS AND PREPAYMENTS

         3.1      Principal Payments.

         (a) Unless earlier payment is required under this Agreement, the Borrowers shall pay to the Banks on the Termination Date the entire outstanding principal amount of the Revolving Credit Loans.

         (b) Unless earlier payment is required under this Agreement, the Borrowers shall, on the maturity date of any Bid-Option Loan, pay to the Bank of such Bid-Option Loan the outstanding principal amount of such Loan.

         (c) The Borrowers may at any time and from time to time prepay all or a portion of the Loans without premium or penalty in the case of Revolving Credit Loans, provided that (i) a Borrower may not prepay any portion of any Loan as to which an election for continuation of or conversion to a Fixed Rate Revolving Credit Loan is pending pursuant to Section 2.9, and (ii) unless earlier payment is required under this Agreement or unless Borrower pays all amounts required pursuant to Section 3.8, any Fixed Rate Revolving Credit Loan or Bid-Option Loan may only be prepaid on the last day of the then current Interest Period with respect to such Loan and (iii) such prepayment shall only be permitted if the Treasury Manager shall have given notice thereof on the Business Day of such prepayment with respect to prepayment of Floating Rate Loans and Negotiated Rate Loans and not less than three (3) Interbank Business Days notice thereof with respect to prepayment of Interbank Offered Rate Loans, such notice specifying the Loan or portion thereof to be so prepaid and shall have paid to the Banks, together with such prepayment of principal, all accrued interest to the date of payment on such Loan or portion thereof so prepaid and all amounts owing to the Banks under Section 3.8 in connection with such prepayment. Upon the giving of such notice, the aggregate principal amount of such Loan or portion thereof so specified in such notice, together with such accrued interest and other amounts, shall become due and payable on the specified date.

         (d) If, pursuant to Section 2.9, a Borrowing, or portion thereof, is continued or converted, such Borrowing or portion thereof shall be repaid on the last day of the related Interest Period in the Permitted Currency in which such Borrowing is then denominated and (i) in the case of any conversion, the Agent shall readvance to the Borrower making such request the Equivalent of the Original Dollar Amount of the Borrowing or portion thereof as has been so repaid by the Borrower in the Permitted Currency requested pursuant to Section 2.7, and
(ii) in the case of any continuation when the aggregate outstanding amount of Revolving Credit Advances exceeds 90% of the aggregate Commitments, the Agent shall readvance to the Borrower the same amount of such Permitted Currency as has been so repaid. The Agent shall provide notice to the Company of the activation of clause (ii) above. For purposes of effecting the repayment required by this Section 3.1(d), the Agent shall apply the proceeds of such readvance toward the repayment of such Borrowing or portion thereof on the last day of the related Interest Period. In the case of any conversion, the Agent shall be deemed to have applied the proceeds of such Advance toward the purchase of the Permitted Currency to be repaid and to have applied the proceeds of such purchase toward such repayment. If after any such application there shall remain owing an amount of the Permitted Currency due to the Agent, for the benefit of the Banks, or if an excess of such Permitted Currency shall result, such Borrower shall pay to the Banks, or the Banks shall pay to such Borrower the amount of such deficiency or such excess. In the case of any continuation described in clause (ii) above, on the last day of such Interest Period, the Original Dollar Amount of such Borrowing or portion thereof shall be adjusted to the amount in Dollars resulting from the conversion of the amount of such Permitted Currency so readvanced to Dollars determined two (2) Business Days prior to such day. On the date of each such conversion or continuation, if the Dollar Equivalent on such date of all Advances, including the Advances being continued or converted, exceeds the aggregate Commitments of the Banks, the Borrower shall take the following actions in the following order until such excess of the Dollar Equivalent of all Advances over the aggregate Commitments of the Banks is eliminated: (a) on such date, first, reduce or withdraw any pending request for a new Advance in Dollars to be made on such date, second, repay in Dollars any Floating Rate Loan denominated in Dollars then outstanding, and third, reduce the amount of, or repay, in the Permitted Currency in which such Borrowing is denominated, any Advance which the Borrower has requested to be converted or continued on such date, and (b) on the last day of each Interbank Interest Period ending thereafter, reduce the amount of, or repay in the Permitted Currency in which such Borrowing is denominated, any Advance which the Borrower has requested to be converted or continued on such last day.

         3.2 Interest Payments. The Borrowers shall pay interest to the Banks on the unpaid principal amount of each Loan (other than Bid-Option Loans, for which the interest shall be payable directly to the Bank of such Bid-Option Loan as described in clause (b) below), for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

                  (a)      With respect to Revolving Credit Loans:

                           (i)      During such periods that such Loan is a
Floating Rate Loan, the Floating Rate.

                           (ii)     During such periods that such Loan is a
Negotiated Rate Loan, the Negotiated Rate.

                           (iii)    During such periods that such Loan is an
Interbank Offered Rate Loan, the Interbank Offered Rate applicable to such Loan for each related Interbank Interest Period.

                  (b) With respect to Bid-Option Loans, the Bid-Option Rate quoted for such Loan by the Bank making such Loan.

                  (c)      With respect to Swing Line Loans:

                           (i)      During such periods that such Loan is an
Interbank Offered Rate Loan, the Interbank Offered Rate.

                           (ii)     During such periods that such Loan is a
Negotiated Rate Loan, the Negotiated Rate Loan.

Notwithstanding the foregoing paragraphs (a) through (c), the Borrowers shall pay interest on demand at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Borrowers hereunder (other than interest) on and after an Event of Default.

         3.3      Payment Method.

                  (a) All payments to be made by the Borrowers hereunder will be made to the Agent for the account of the Banks (i) in the case of principal and interest on any Loan, in the Permitted Currency in which such Loan is denominated and (ii) in all other cases, in the otherwise specified or relevant currency, and in all cases in immediately available, freely transferable, cleared funds, in the case of any payment to be made in Dollars, not later than 2:00 p.m. at the place for payment on the date on which such payment shall be come due and, in all other cases, on the date on which such payment shall become due, (x) in the case of principal and interest on any Loan denominated in a Permitted Currency other than Dollars, by credit to the account of the Agent at its designated branch or correspondent bank in the country issuing the relevant Permitted Currency or in such other place specified by the Agent with respect to such Loan pursuant to Section 2.6(b), and (y) in all other cases to the Agent at the address of its principal office specified in Section 8.2. Payments to be made in Dollars received after 2:00 p.m. at the place for payment shall be deemed to be payments made prior to 2:00 p.m. at the place for payment on the next succeeding Business Day. Each Borrower hereby authorizes the Agent to charge its account with the Agent in order to cause timely payment of amounts due hereunder to be made (subject to sufficient funds being available in such account for that purpose).

                  (b) At the time of making each such payment, a Borrower shall, subject to the other terms and conditions of this Agreement, specify to the Agent that Borrowing or other obligation of the Borrowers hereunder to which such payment is to be applied. In the event that a Borrower fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Agent may apply such payments as it may determine in its sole discretion to obligations of the Borrowers to the Banks arising under this Agreement.

                  (c) On the day such payments are deemed received, the Agent shall promptly remit to the Banks their pro rata shares of such payments in immediately available funds, (i) in the case of payments of principal and interest on any Borrowing denominated in a Permitted Currency other than Dollars, at an account maintained and designated by each Bank at a bank in the principal financial center of the country issuing the Permitted Currency in which such Borrowing is denominated or in such other place specified by the Agent and agreed to by the Banks and (ii) in all other cases, to the Banks at their respective address in the United States specified for notices pursuant to
Section 8.2. Such pro rata shares shall be determined with respect to each such Bank, (i) in the case of payments of principal and interest on any Borrowing, by the ratio which the outstanding principal balance of its Loan included in such Borrowing bears to the outstanding principal balance of the Loans of all of the Banks included in such Borrowing and (ii) in the case of fees paid pursuant to
Section 2.5 and other amounts payable hereunder (other than the Agent's fees payable pursuant to Section 2.5(c) and amounts payable to any Bank under Section
2.6 or 3.6) by the ratio which the Commitment of such Bank bears to the Commitments of all the Banks.

                  (d) This Agreement arises in the context of an international transaction, and the specification of payment in a specific currency at a specific place pursuant to this Agreement is of the essence. Such specified currency shall be the currency of account and payment under this Agreement. The obligations of the Borrowers hereunder shall not be discharged by an amount paid in any other currency or at another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid, on prompt conversion into the applicable currency and transfer to the Banks under normal banking procedure, does not yield the amount of such currency due under this Agreement. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of such currency due under this Agreement, the Banks shall have an independent cause of action against the Borrowers for the currency deficit.

                  (e) If for purposes of obtaining judgment in any court it becomes necessary to convert any currency due hereunder into any other currency, the Borrowers will pay such additional amount, if any, as may be necessary to ensure that the amount paid in respect of such judgment is the amount in such other currency which, when converted at the Agent's spot rate of exchange prevailing on the date of payment, would yield the same amount of the currency due hereunder. Any amount due from the Borrowers under this Section 3.3(e) will be due as a separate debt and shall not be affected by judgment being obtained for any other sum due under or in respect of this Agreement.

         3.4      No Setoff or Deduction.

                  (a) All such payments shall be made free and clear of any present or future taxes or withholdings and without any set-off or counter claim or any restriction or condition or deduction whatsoever. The Designated Borrower shall indemnify the Agent and each Bank against any taxes or charges (other than taxes imposed on net overall income of the Bank or the Agent, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which any Bank or the Agent, as the case may be, has its principal office) which may be claimed from it in respect of the Advances or any of them or any sum payable by the Borrowers or any of them hereunder and against any costs, charges and expenses or liabilities in respect of such claim and such indemnity shall survive the termination of the Commitments.

                  (b) If at any time any Borrower is required by law or by any directive or order of any court of competent jurisdiction to make any deduction or withholding of whatsoever nature from any payment due under this Agreement or any of the Loan Documents, such Borrower will ensure that the same does not exceed the minimum liability therefor and will (a) pay to any Bank on request such additional amount as such Bank certifies will result in the net amount received by it after all deductions being equal to the full amount which would have been receivable had there been no deduction or withholding and (b) pay forthwith to the relevant authorities the full amount of the deduction or withholding and deliver to the Agent such an official receipt, certificate or other proof evidencing the amount paid in respect of such deduction or withholding. Any additional amount paid under this sub-clause shall not be treated as interest but as agreed compensation.

                  (c) If any payment by any Borrower is made to or for the account of any Bank after deduction for or on account of tax, and additional payments are made by the Designated Borrower then, if any Bank shall receive or be granted a credit against or remission for such tax, such Bank shall, to the extent that it can do so without prejudice to the retention of the amount of such credit or remission, reimburse to the Designated Borrower such amount as such Bank shall, in its absolute opinion, have concluded to be attributable to the relevant tax or deduction or withholding. Nothing herein contained shall interfere with the right of any Bank to arrange its affairs in whatever manner it thinks fit and, in particular, the Banks shall not be under any obligation to claim relief from its corporation profits or similar tax liability in respect of such tax in priority to any other claims, reliefs, credits or deductions available to it nor oblige any Bank to disclose any information relating to its tax affairs. Such reimbursement shall be made as soon as reasonably practical upon such Bank certifying that the amount of such credit or remission has been received by it.

         3.5 Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days, 365 or 366 days, as determined by the Agent to be the custom and practice in the relevant market, for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

         3.6      Additional Costs.

                  (a) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any directive of any such authority (whether or not having the force of law), shall (i) affect the basis of taxation of payments to any Bank or the Agent of any amounts payable by any Borrower under this Agreement (other than taxes imposed on the overall net income of the Bank or the Agent, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which any Bank or the Agent, as the case may be, has its principal office), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank or the Agent, as the case may be, or (iii) shall impose any other condition with respect to this Agreement, the Commitments, the Notes or the Advances, and the result of any of the foregoing is to increase the cost to any Bank or the Agent, as the case may be, of making, funding or maintaining any Fixed Rate Loan or to reduce the amount of any sum receivable by any Bank or the Agent, thereon, then the Borrowers shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the

Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent, as the case may be, for such increased cost or reduced sum receivable to the extent, in the case of any Fixed Rate Loan, such Bank or the Agent, as the case may be, is not compensated therefor in the computation of the interest rate applicable to such Fixed Rate Loan. Each Bank or the Agent, as the case may be, seeking compensation hereunder shall deliver to the Borrowers a statement setting forth (i) such increased cost or reduced sum receivable as such Bank or the Agent, as the case may be, has calculated in good faith, (ii) a description of the event giving rise thereto, (iii) a calculation in reasonable detail of the amounts requested and (iv) a statement that such Bank or the Agent, as the case may be, has not allocated to its Commitment, Borrowings or outstanding Loans a proportionately greater amount than is attributable to each of its other credit extensions that are affected similarly by compliance by such Bank or the Agent, as the case may be, whether or not such Bank or the Agent, as the case may be, allocates any portion of such amount to such other commitments or credit extensions. Such statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by such Bank or the Agent, as the case may be, and submitted by such Bank or the Agent, as the case may be, to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation.

                  (b) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or the Agent, but applicable to banks or financial institutions generally, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects the amount of capital required or expected to be maintained by such Bank or the Agent (or any corporation controlling such Bank or the Agent) and such Bank or the Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Bank's or the Agent's obligations hereunder and such increase has the effect of reducing the rate of return on such Bank's or the Agent's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which such Bank or the Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or the Agent to be material, then the Borrowers shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent (or such controlling corporation) for any reduced rate of return which such Bank or the Agent reasonably determines to be allocable to the existence of such Bank's or the Agent's obligations hereunder. Each Bank or the Agent, as the case may be, seeking compensation hereunder shall deliver to the Borrowers a statement setting forth (i) such increased cost or reduced sum receivable as such Bank or the Agent, as the case may be, has calculated in good faith, (ii) a description of the event giving rise thereto, (iii) a calculation in reasonable detail of the amounts requested and (iv) a statement that such Bank or the Agent, as the case may be, has not allocated to its Commitment, Borrowings or outstanding Loans a proportionately greater amount than is attributable to each of its other credit extensions that are affected similarly by compliance by such Bank or the Agent, as the case may be, whether or not such Bank or the Agent, as the case may be, allocates any portion of such amount to such other commitments or credit extensions. Such statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Bank or the Agent, as the case may be, and submitted by such Bank or the Agent to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation.

         3.7 Illegality and Impossibility. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any Bank to maintain any Fixed Rate Loan under this Agreement or shall make it impracticable, unlawful or impossible for, or shall in any way limit or impair the ability of, any Borrower to make or any Bank to receive any payment under this Agreement at the place specified for payment hereunder, or to freely convert any amount paid into Dollars at market rates of exchange or to transfer any amount paid or so converted to the address of its principal office specified in Section 8.2, the Borrowers shall upon receipt of notice thereof from such Bank, repay in full the then outstanding principal amount of each Fixed Rate Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to such Bank under Section 3.8, (a) on the last day of the then current Interest Period applicable to such Loan if such Bank may lawfully continue to maintain such Loan to such day, or (b) immediately if such Bank may not continue to maintain such Loan to such day.

         3.8 Indemnification. If any Borrower makes any payment of principal with respect to any Loan on any other date than the last day of an Interest Period applicable thereto, (whether pursuant to Section 3.7 or Section 6.2 or otherwise), or if any Borrower fails to borrow, continue or convert any Loan after notice has been given to the Banks in accordance with Section 2.6 or
Section 2.9, the Borrowers shall reimburse each Bank on demand for any resulting net loss or expense incurred by each such Bank after giving credit for any earnings or other quantifiable financial benefit to such Bank from such Bank's investment or other amounts prepaid or not reborrowed, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not such Bank shall have funded or committed to fund such Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Bank and submitted by such Bank to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation, provided that before delivery of such statement, each Bank shall use reasonable efforts in accordance with its normal practices and procedures to reduce amounts payable under this Section. Calculation of all amounts payable to such Bank under this Section 3.8 shall be made as though such Bank shall have actually funded or committed to fund the relevant Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan and having a maturity comparable to the related Interest Period; provided, however, that such Bank may fund any Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section 3.8.

         3.9 Right of Banks to Fund Through Other Offices. Each Bank may perform its Commitment to fund its pro rata share of any Loan or, with respect to the Agent, any Swing Line Loan to the Borrowers by causing an affiliate of such Bank to provide such funds in accordance with the terms of this Agreement. For all purposes of this Agreement, any amounts so advanced shall be deemed to have been advanced by such Bank, and the obligation of the Borrowers to repay such amounts shall be as provided in this Agreement.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants to the Agent and the Banks that:

         4.1 Corporate Existence and Power. Each Borrower is a Person duly organized, validly existing and in good standing under the laws of the state or other political subdivision of its jurisdiction of incorporation or organization, as the case may be, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law, except where the failure to be so qualified would not have a material adverse effect on the business and financial condition of the Company and its Subsidiaries taken as a whole. Each Borrower has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver the Loan Documents to which it is a party and to engage in the transactions contemplated by the Loan Documents.

         4.2 Corporate Authority. The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and are not in contravention of any material law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of such Borrower's charter or by-laws, or of any material contract or undertaking to which the Borrower is a party or by which the Borrower or its property is bound or affected and do not result in the imposition of any Lien except for Permitted Liens.

         4.3 Binding Effect. The Loan Documents when delivered hereunder will be, legal, valid and binding obligations of each Borrower party thereto enforceable against each Borrower in accordance with their respective terms; except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings may be brought.

         4.4 Subsidiaries. Schedule 4.4 hereto correctly sets forth the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of the Company. Each Subsidiary and each corporation becoming a Subsidiary of the Company after the date hereof is and will be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of the Company and its Subsidiaries taken as a whole.

         4.5 Litigation. Except as set forth in Schedule 4.5 hereto, there is no action, suit or proceeding pending or, to the best of each Borrower's knowledge, threatened against or affecting any Borrower or any of their respective Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided would result, either individually or collectively, in any material adverse change in the business, properties, operations or financial condition of the Company and its Subsidiaries taken as a whole or in any material adverse effect on the legality, validity or enforceability of any Loan Document and, to the best of the Company's knowledge, there is no basis for any such action, suit or proceeding.

         4.6 Financial Condition. The consolidated balance sheet of the Company and its Subsidiaries and the consolidated statements of income and cash flow of the Company and its Subsidiaries for the fiscal year ended December 31, 1996 and reported on by Ernst & Young, independent certified public accountants, and the interim consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries as of or for the six-month period ended June 30, 1997 and the earnings release of the Company and its Subsidiaries as of and for the nine-month period ended September 30, 1997, copies of which have been furnished to the Banks, fairly present, and the subsequent financial statements of the Company and its Subsidiaries delivered pursuant to Section 5.1(d) will fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with generally accepted accounting principles consistently applied (subject, in the case of said interim statements, to normal year-end adjustments). There has been no material adverse change in the financial condition of the Company and its Subsidiaries taken as a whole since September 30, 1997. There is no material Contingent Liability of the Company that is not reflected in such financial statements or in the notes thereto.

         4.7 Use of Loans. Each Borrower will use the proceeds of the Loans for its general corporate purposes, including repayment of certain Indebtedness under the Existing Loan Agreements and Acquisitions negotiated between the Company and prospective sellers.

         4.8 Consents, Etc. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Company pursuant to
Section 2.7(g), if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person, including without limitation any creditor, lessor or stockholder of any Borrower, is required on the part of any Borrower in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of the Loan Documents, except where the failure to obtain such consents, approvals, authorizations, declarations, registrations or filings would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

         4.9 Taxes. The Company has filed all material tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof, except where the failure to file such returns, pay such taxes or establish such reserves would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

         4.10 Title to Properties. Except as otherwise disclosed in the latest balance sheet delivered pursuant to this Agreement, the Company or one or more of its Subsidiaries have good and marketable fee simple title to all of the real property to the best of the Company's knowledge absent manifest error, and a valid and indefeasible ownership interest in all of the other properties and assets reflected in said balance sheet or subsequently acquired by the Company or any such Subsidiary material to the business or financial condition of the Company and its Subsidiaries taken as a whole, except for title defects that do not have a material adverse effect. All of such properties and assets are free and clear of any Lien, except for Permitted Liens.

         4.11 ERISA. The Borrowers, their respective Subsidiaries, their ERISA Affiliates and their respective Plans are in substantial compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan which would cause an Event of Default. No Borrower, any of their respective Subsidiaries nor any of their ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Borrowers, their respective Subsidiaries and their ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC, other than premiums which are not yet due and payable. The execution, delivery and performance of the Loan Documents does not constitute a Prohibited Transaction. There is no material unfunded benefit liability, determined in accordance with Section 4001(a)(18) of ERISA, with respect to any Plan of any Borrower, their respective Subsidiaries or their ERISA Affiliates.

         4.12 Environmental and Safety Matters. Except as disclosed on Schedule 4.12, to the best of each Borrower's knowledge, each Borrower and each Subsidiary of each Borrower is in substantial compliance with all material federal, state and local laws, ordinances and regulations relating to safety and industrial hygiene or to the environmental condition, including without limitation all material Environmental Laws in jurisdictions in which any Borrower or any such Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of hazardous substances, solid waste, or other wastes, accepts or has accepted for transport any hazardous substances, solid wastes or other wastes or holds or has held any interest in real property or otherwise. Except as disclosed on Schedule 4.12, no written demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or, to the best of each Borrower's knowledge, threatened against any Borrower or any such Subsidiary, any real property in which any Borrower or any such Subsidiary holds or has held an interest or any past or present operation of any Borrower or any such Subsidiary which would have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Neither any Borrower nor any Subsidiary of any Borrower (a) is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic substances, radioactive materials, hazardous wastes or related materials into the environment, or (b) has received any notice of any toxic substances, radioactive materials, hazardous waste or related materials in, or upon any of its properties in violation of any Environmental Laws. As to such matters disclosed on Schedule 4.12, to the best of each Borrower's knowledge, none will have a material adverse effect on the financial condition or business of the Company and its Subsidiaries taken as a whole. Except as set forth on Schedule 4.12, to the best of each Borrower's knowledge, no release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring or has occurred on, under or to any real property in which any Borrower or any of their respective Subsidiaries holds any interest or performs any of its operations, in material violation of any Environmental Law.

         4.13 No Material Adverse Change. Neither the Company nor any of its Subsidiaries has received any notice, citation or communication of the nature referred to in Section 5.1(d)(i), except in respect of such matters as have been or are being remediated in all material respects or are being contested or remediated in good faith, and, in the case of any such matter being so contested or remediated, and as of the date of this Agreement, adequate provision for all material costs of any remediation is reflected in the financial statements referred to in Section 4.6 of this Agreement, and in respect of any such notice, citation or communication received after the date of this Agreement, will be reflected in the subsequent financial statements furnished to the Agent and the Banks pursuant to Sections 5.1(d)(ii) and 5.1(d)(iii).


                                    ARTICLE V
                                    COVENANTS

         5.1 Affirmative Covenants. Each Borrower covenants and agrees that, until the Termination Date and thereafter until irrevocable payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Borrowers under this Agreement, unless the Required Banks shall otherwise consent in writing, it shall, and shall cause each of its Subsidiaries to:

                  (a) Preservation of Corporate Existence, Etc. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except to the extent permitted by Section 5.2(h), and its qualification as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary under applicable law, other than where failure to so qualify will not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                  (b) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings, and except where failure to comply would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                  (c) Maintenance of Properties; Insurance. Maintain, preserve and protect all property that is material to the conduct of the business of any Borrower or any of their respective Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and, maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary.

                  (d) Reporting Requirements. Furnish to the Banks and the Agent the following:

                           (i)      Promptly and in any event within five
calendar days after becoming aware of the occurrence of (A) any Event of Default or Default, or (B) the commencement of any material litigation against, by or affecting any Borrower or any of their respective Subsidiaries which the Company would be required to report to the Securities and Exchange Commission, a statement of the chief financial officer of the Company setting forth details of such Event of Default or Default or such litigation and the action which such Borrower or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

                           (ii)     As soon as available and in any event within
50 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income and cash flow for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to normal year-end adjustments) by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles, together with a certificate of the chief financial officer of the Company stating (A) that no Event of Default or Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a), (b) and (c) hereof is in conformity with the terms of this Agreement;

                           (iii)    As soon as available and in any event within
90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flow of the Company and its Subsidiaries for such fiscal year, with a customary audit report of Ernst & Young, or other independent certified public accountants selected by the Company and acceptable to the Required Banks, without qualifications unacceptable to the Required Banks, together with (A) either (I) a written statement of the accountants that is making the examination necessary for their report or opinion they obtained no knowledge of the occurrence of any Default or Event of Default under this Agreement or (II) if they know of any Default or Event of Default, their written disclosure of its nature and status, provided that, the accountants shall not be liable directly or indirectly to anyone for any failure to obtain knowledge of any Default or Event of Default under this Agreement, and (B) a certificate of the chief financial officer of the Company stating (I) that no Event of Default or Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (II) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a), (b) and (c) hereof is in conformity with the terms of this Agreement;

                           (iv)     Promptly after the sending or filing
thereof, copies of all reports, proxy statements and financial statements which the Company sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof;

                           (v)      Promptly and in any event within 10 calendar
days after receiving or becoming aware thereof (A) a copy of any notice of intent to terminate any Plan of any Borrower, their respective Subsidiaries or any ERISA Affiliate filed with the PBGC, (B) a statement of the chief financial officer of such Borrower setting forth the details of the occurrence of any Reportable Event with respect to any such Plan, (C) a copy of any notice that any Borrower, any of their respective Subsidiaries or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of Section 412(n) of the Code or Section 302(f) of ERISA with respect to any such Plan; and

                           (vi)     Promptly, such other information respecting
the business, properties, operations or condition, financial or otherwise, of any Borrower or any of their respective Subsidiaries as any Bank or the Agent may from time to time reasonably request.

                  (e) Accounting; Access to Records, Books, Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with generally accepted accounting principles and to comply with the requirements of this Agreement and, on and after an Event of Default, at any reasonable time and from time to time with prior notice to the Company, permit any Bank or the Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrowers and their respective Subsidiaries, and to discuss the affairs, finances and accounts of the Borrowers and their respective Subsidiaries with their respective directors, officers, employees and independent auditors, provided that representatives of the Company selected by the Company are present during any such visit or discussion, and by this provision the Company does hereby authorize such persons to discuss such affairs, finances and accounts with any Bank or the Agent subject to the above terms and conditions.

                  (f) Stamp Taxes. The Company will pay all stamp taxes and similar taxes, if any, including interest and penalties, if any, payable in respect of the Notes. The efficacy of this subsection shall survive the payment in full of the Notes.

                  (g) Further Assurances. Will execute and deliver within 30 days after request therefor by the Required Banks or the Agent, all further instruments and documents and take all further action that may be necessary, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Banks and the Agent under, this Agreement and the Notes. In addition, the Company agrees to deliver to the Agent and the Banks on each anniversary of the Effective Date supplements to Schedule 4.4 listing any Subsidiary not listed in Schedule 4.4 hereto.

         5.2 Negative Covenants. Until the Termination Date and thereafter until irrevocable payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of each Borrower under this Agreement, the Company agrees that, unless the Required Banks shall otherwise consent in writing it shall not:

                  (a) Interest Coverage Ratio. Permit or suffer the Interest Coverage Ratio to be less than (i) during any quarter in which the ratio of Consolidated Funded Debt of the Company and its Subsidiaries to Consolidated Total Capitalization of the Company and its Subsidiaries is greater than 0.575 to 1.00 but less than 0.65 to 1.00, 2.25 to 1.0 and (ii) at all other times, 3.0 to 1.0; in each case calculated as of the end of each fiscal quarter for the four immediately preceding fiscal quarters.

                  (b) Net Worth. Permit or suffer Consolidated Net Worth of the Company and its Subsidiaries at any time to be less than $200,000,000 plus 50% of Cumulative Consolidated Net Income of the Company and its Subsidiaries for each fiscal year of the Company commencing with the fiscal year ending December 31, 1998. For the purpose of calculating "Net Worth" under this Section 5.2 (b) only (but not for calculating Net Worth for any other purpose under this Agreement, including without limitation calculation of the Applicable Margin), an amount shall be added back to Net Worth equal to the aggregate amount of capital stock repurchases by the Company, not to exceed $100,000,000.

                  (c) Funded Debt to Total Capitalization. Permit or suffer the ratio of Consolidated Funded Debt of the Company and its Subsidiaries to Consolidated Total Capitalization of the Company and its Subsidiaries to exceed
 .65 to 1.0.

                  (d) Liens. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any of its Subsidiaries (except Unrestricted Margin Stock), other than:

                           (i)      Liens for taxes not delinquent or for taxes
being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

                           (ii)     Liens (other than any Lien imposed by ERISA)
created and maintained in the ordinary course of business which are not material in the aggregate, and which would not have a material adverse effect on the business or operations of the Company and its Subsidiaries taken as a whole and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Company or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of the Company or any of its Subsidiaries, or surety, customs or appeal bonds to which the Company or any of its Subsidiaries is a party;

                           (iii)    Liens affecting real property which
constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Company and its Subsidiaries taken as a whole;

                           (iv)     Liens existing on the date hereof upon the
same terms as the date hereof, but no extensions, renewals and replacements thereof shall be permitted, with each existing Lien securing Indebtedness in excess of $5,000,000 described in Schedule 5.2 hereto;

                           (v)      Liens granted by any Subsidiary in favor of
the Company or any other Subsidiary;

                           (vi)     The interest or title of a lessor under any
lease otherwise permitted under this Agreement with respect to the property subject to such lease to the extent performance of the obligations of the Company or its Subsidiary thereunder is not delinquent;

                           (vii)    Liens existing on property at the time of
its acquisition (other than any such Lien created in contemplation of such acquisition), provided that the Company promptly forwards a schedule of such Liens to the Agent after any such acquisition; and

                           (viii)   Liens, other than Liens described in clauses
(i) through (vii) above, securing Indebtedness in an aggregate amount not to exceed 10% of Consolidated Net Worth.

                  (e) Merger; Etc. Merge or consolidate or amalgamate with any other person or take any other action having a similar effect, provided, however, (i) a Subsidiary of the Company may merge with the Company, provided that the Company shall be the surviving corporation, (ii) a Subsidiary of the Company may merge or consolidate with another Subsidiary of the Company and
(iii) this Section 5.2(e) shall not prohibit any merger if the Company shall be the surviving or continuing corporation and, immediately after such merger, no Default or Event of Default shall exist or shall have occurred and be continuing.

                  (f) Disposition of Assets; Etc. Sell, lease, license, transfer, assign or otherwise dispose of all or a substantial portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete material or equipment and Unrestricted Margin Stock, provided, however, that this Section 5.2(f) shall not prohibit (i) any sale of the receivable portfolio of Invacare Credit Corporation, a wholly-owned Subsidiary of the Company; or (ii) any such sale, lease, license, transfer, assignment or other disposition if the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of after the date of this Agreement shall be less than 33% of the Consolidated Net Worth of the Company and its Subsidiaries, and if immediately after such transaction, no Default or Event of Default shall exist or shall have occurred and be continuing.

                  (g) Nature of Business. Engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement which is the manufacture, sale or lease of home medical and extended care equipment and related products.

                  (h) Negative Pledge Limitation. Enter into any agreement, with any person, other than the Banks pursuant hereto, which prohibits or limits the ability of any Borrower or any Guarantor to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, other than agreements evidencing Indebtedness in an aggregate amount less than $5,000,000 or any Indebtedness assumed in connection with any acquisition (provided that the Company shall provide notice to the Agent upon the assumption of any Indebtedness in an aggregate amount exceeding $5,000,000 containing any such prohibition or limitation), but no renewal of such assumed Indebtedness containing such restriction shall be permitted.



                                   ARTICLE VI
                                     DEFAULT

         6.1 Events of Default. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived by the Required Banks or the Banks, as required pursuant to Section 8.1:

                  (a) Nonpayment of Principal. Any Borrower shall fail to pay when due any principal of the Notes and such failure shall remain unremedied for five days; or

                  (b) Nonpayment of Interest. Any Borrower shall fail to pay when due any interest or any fees or any other amount payable hereunder and such failure shall remain unremedied for five days; or

                  (c) Misrepresentation. Any representation or warranty made by any Borrower in Article IV hereof, any other Loan Document or any other certificate, report, financial statement or other document furnished by or on behalf of any Borrower in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

                  (d) Certain Covenants. Any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.2(a), (e) or (f) hereof; or

                  (e) Other Defaults. Any Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and any such failure shall remain unremedied for 30 calendar days; or

                  (f) Cross Default. Any Borrower or any of their respective Subsidiaries shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $5,000,000; or any Borrower or any of their respective Subsidiaries shall fail to perform or observe any other term, covenant or agreement contained in any agreement, document or instrument evidencing or securing any such Indebtedness having such aggregate outstanding principal amount, or under which any such Indebtedness was issued or created, beyond any period of grace, if any, provided with respect thereto and such Borrower or such Subsidiary has been notified by the creditor of such default; and the effect of any such failure is either (i) to cause, or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, any payment of such Indebtedness to become due prior to its due date or

(ii) to permit the holders of such Indebtedness (or a trustee on behalf of such holders) to elect a majority of the board of directors of the Company; or

                  (g) Judgments. One or more judgments or orders shall be rendered against or shall affect any Borrower or any of their respective Subsidiaries which causes or could cause a material adverse change in the financial condition of the Company and its Subsidiaries taken as a whole or which does or could have a material adverse effect on the legality, validity or enforceability of any Loan Document, and either (i) such judgment or order shall have remained unsatisfied or uninsured for a period of 21 days and such Borrower or such Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or
(ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

                  (h) ERISA. The occurrence of a Reportable Event that results in or could result in material liability of any Borrower, any Subsidiary of any Borrower or their ERISA Affiliates to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan of any Borrower, their respective Subsidiaries or their ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the filing by any Borrower, any Subsidiary of any Borrower or any of their ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or any Borrower, any Subsidiary of any Borrower or any of their ERISA Affiliates shall fail to pay when due any material liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of any Borrower, their respective Subsidiaries or their ERISA Affiliates; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in material liability of the any Borrower, any Subsidiary of any Borrower, any of their ERISA Affiliates, any Plan of any Borrower, their respective Subsidiaries or their ERISA Affiliates or fiduciary of any such Plan; or failure by any Borrower, any Subsidiary of any Borrower or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in liability of any Borrower, any Subsidiary of any Borrower or any of their ERISA Affiliates to the PBGC or any Plan; or the withdrawal of any Borrower, any of their respective Subsidiaries or any of their ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(9a)(2) of ERISA; or any Borrower, any of their respective Subsidiaries or any of their ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Required Banks; or

                  (i) Insolvency, Etc. Any Borrower shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), except as otherwise provided pursuant to Section 5.2(e), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against any Borrower, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against any Borrower and is being contested by such Borrower in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or any Borrower shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; provided, however, that none of the foregoing acts or occurrences in this Section 6.1(i) with respect to any Borrowing Subsidiary shall constitute an Event of Default so long as there are no Advances outstanding to such Borrowing Subsidiary at the time of such act or occurrence, provided, that, the Commitment of the Banks to such Borrowing Subsidiary shall automatically terminate without notice; or

                  (j) Change of Control. The Company shall experience a Change of Control. For purposes of this Section 6.1(j), a "Change of Control" shall occur if during any twelve-month period (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13D-3 promulgated by the Securities and Exchange Commission under said Act) of 50% or more in voting power of the voting shares of the Company that were outstanding as of the date of this Agreement and (ii) a majority of the board of directors of the Company shall cease for any reason to consist of individuals who as of a date twelve months prior to any date compliance herewith is determined were directors of the Company.

         6.2      Remedies.

                  (a) Upon the occurrence and during the continuance of any Event of Default, the Agent may and, upon being directed to do so by the Required Banks, shall by notice to the Company (i) terminate the Commitments or
(ii) declare the outstanding principal of, and accrued interest on, the Notes and all other amounts owing under this Agreement to be immediately due and payable, or (iii) demand immediate delivery of cash collateral, and the Borrowers agree to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, or any one or more of the foregoing, whereupon the Commitments shall terminate forthwith and all such amounts, including cash collateral, shall become immediately due and payable, provided that in the case of any event or condition described in Section 6.1(i) with respect to any Borrower, the Commitments shall automatically terminate forthwith and all such amounts, including cash collateral, shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived. Such cash collateral delivered in respect of outstanding Letters of Credit shall be deposited in a special cash collateral account to be held by the Agent as collateral security for the payment and performance of the Borrowers' obligations under this Agreement to the Banks and the Agent.

                  (b) The Agent may and, upon being directed to do so by the Required Banks, shall, in addition to the remedies provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to it or the Banks, whether arising under this Agreement, the Notes or under applicable law, in any manner deemed appropriate by the Agent, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or in aid of the exercise of any power granted in this Agreement or the Notes.

                  (c) Upon the occurrence and during the continuance of any Event of Default, each Bank may at any time and from time to time exercise any of its rights of set off or bankers lien that it may possess by common law or statute without prior notice to the Borrowers, provided that each Bank may also set off against any deposit whether or not it is then matured. Each Bank agrees to promptly notify the Company after any such setoff and application, provided that the failure to give such notice shall not effect the validity of such setoff and application. The rights of such Bank under this Section 6.2(c) are in addition to other rights and remedies which such Bank may have.


                                   ARTICLE VII
                             THE AGENT AND THE BANKS

         7.1 Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrowers shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrowers.

         7.2 Agent and Affiliates. NBD Bank in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent. NBD Bank and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with any Borrower or any Subsidiary of any Borrower as if it were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Banks.

         7.3 Scope of Agent's Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement, have a fiduciary relationship with any Bank, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Agent. As to any matters not expressly provided for by this Agreement (including, without limitation, collection and enforcement actions under the Notes), the Agent shall not be required to exercise any discretion or take any action, but the Agent shall take such action or omit to take any action pursuant to the written instructions of the Required Banks and may request instructions from the Required Banks. The Agent shall in all cases be fully protected in acting, or in refraining from acting, pursuant to the written instructions of the Required Banks, which instructions and any action or omission pursuant thereto shall be binding upon all of the Banks; provided, however, that the Agent shall not be required to act or omit to act if, in the judgment of the Agent, such action or omission may expose the Agent to personal liability or is contrary to this Agreement, the Notes or applicable law.

         7.4 Reliance by Agent. The Agent shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegram, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. The Agent may treat the payee of any Note as the holder thereof unless and until the Agent receives written notice of the assignment thereof pursuant to the terms of this Agreement signed by such payee and the Agent receives the written agreement of the assignee that such assignee is bound hereby to the same extent as if it had been an original party hereto. The Agent may employ agents (including without limitation collateral agents) and may consult with legal counsel (who may be counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable to the Banks, except as to money or property received by it or its authorized agents, for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         7.5 Default. The Agent shall not be deemed to have knowledge of the occurrence of any Default or Event of Default, unless the Agent has received written notice from a Bank or a Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice, the Agent shall give written notice thereof to the Banks.

         7.6 Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable to the Banks for any action taken or not taken by it or them in connection herewith with the consent or at the request of the Required Banks or in the absence of its or their own gross negligence or willful misconduct. Except for duties expressly accepted by the Agent hereunder, neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any recital, statement, warranty or representation contained in this Agreement or any Note or any Guaranty, or in any certificate, report, financial statement or other document furnished in connection with this Agreement, (ii) the performance or observance of any of the covenants or agreements of any Borrower or any Guarantor, (iii) the satisfaction of any condition specified in Article II hereof, or (iv) the validity, effectiveness, legal enforceability, value or genuineness of this Agreement or the Notes or any collateral subject thereto or any other instrument or document furnished in connection herewith.

         7.7 Nonreliance on Agent and Other Banks. Each Bank acknowledges and agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decision in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or any Guarantor of this Agreement, the Notes or any other documents referred to or provided for herein or to inspect the properties or books of any Borrower or any Guarantor and, except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any information concerning the affairs, financial condition or business of the Borrowers or any of their respective Subsidiaries which may come into the possession of the Agent or any of its affiliates.

         7.8 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrowers, but without limiting any obligation of the Borrowers to make such reimbursement), ratably according to the respective principal amounts of the Advances then outstanding made by each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by the Agent under this Agreement, provided, however, that no Bank shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including without limitation fees and expenses of counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrowers, but without limiting the obligation of the Borrowers to make such reimbursement. Each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any amounts owing to the Agent by the Banks pursuant to this Section. If the indemnity furnished to the Agent under this Section shall, in the judgment of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Banks and cease, or not commence, to take any action until such additional indemnity is furnished.

         7.9 Resignation of Agent. The Agent may resign as such at any time upon thirty days' prior written notice to the Borrowers and the Banks. In the event of any such resignation, the Company shall, by an instrument in writing delivered to the Banks and the Agent, appoint a successor, which shall be a Bank or any other commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the

Agent's resignation becomes effective, the resigning Agent may appoint a temporary successor to act until such appointment by the Company is made and accepted any successor to the Agent shall execute and deliver to the Borrowers and the Banks an instrument accepting such appointment and thereupon such successor Agent, without further act, deed, conveyance or transfer shall become vested with all of the properties, rights, interests, powers, authorities and obligations of its predecessor hereunder with like effect as if originally named as Agent hereunder. Upon request of such successor Agent, the Borrowers and the resigning Agent shall execute and deliver such instruments of conveyance, assignment and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Agent all such properties, rights, interests, powers, authorities and obligations. The provisions of this Article VII shall thereafter remain effective for such resigning Agent with respect to any actions taken or omitted to be taken by such Agent while acting as the Agent hereunder.

         7.10 Sharing of Payments. The Banks agree among themselves that, in the event that any Bank shall obtain payment in respect of any Advance or any other obligation owing to the Banks under this Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its ratable share of payments received by all of the Banks on account of the Advances and other obligations (or if no Advances are outstanding, ratably according to the respective amounts of the Commitments), such Bank shall promptly purchase from the other Banks participations in such Advances and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all of the Banks share such payment in accordance with such ratable shares. The Banks further agree among themselves that if payment to a Bank obtained by such Bank through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Bank which shall have shared the benefit of such payment shall, by repurchase of participations theretofore sold, return its share of that benefit to each Bank whose payment shall have been rescinded or otherwise restored. The Borrowers agree that any Bank so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Bank were a holder of such Advance or other obligation in the amount of such participation. The Banks further agree among themselves that, in the event that amounts received by the Banks and the Agent hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Agent in such capacity shall be paid therefrom before payment of obligations owing to the Banks under this Agreement, other than agency fees payable pursuant to Section 2.5(d) of this Agreement which shall be paid on a pro rata basis with amounts owing to the Banks. Except as otherwise expressly provided in this Agreement, if any Bank or the Agent shall fail to remit to the Agent or any other Bank an amount payable by such Bank or the Agent to the Agent or such other Bank pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Bank at a rate per annum equal to the rate at which borrowings are available to the payee in its overnight federal funds market. It is further understood and agreed among the Banks and the Agent that if the Agent or any Bank shall engage in any other transactions with any Borrower and shall have the benefit of any collateral or security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, the Agent or such Bank shall be entitled to apply any proceeds of such collateral or security first in respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.

         7.11 Local Custom. Notwithstanding anything herein to the contrary, if requested by the Required Banks, all Loans made hereunder shall be made in compliance with local market custom and legal practice as determined solely by the Agent, whether or not such custom and legal practices have the force of law.

         7.12 Withholding Tax Exemption. Each Bank that is not organized and incorporated under the laws of the United States or any State thereof agrees to file with the Agent and the Company, in duplicate, (a) on or before the later of
(i) the Effective Date and (ii) the date such Bank becomes a Bank under this Agreement and (b) thereafter, for each taxable year of such Bank (in the case of a Form 4224) or for each third taxable year of such Bank (in the case of any other form) during which interest or fees arising under this Agreement and the Notes are received, unless not legally able to do so as a result of a change in United States income tax enacted, or treaty promulgated, after the date specified in the preceding clause (a), on or prior to the immediately following due date of any payment by the Company hereunder, a properly completed and executed copy of either Internal Revenue Service Form 4224 or Internal Revenue Service Form 1001 and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form necessary for claiming complete exemption from United States withholding taxes (or such other form as is required to claim complete exemption from United States withholding taxes), if and as provided by the Code or other pronouncements of the United States Internal Revenue Service, and such Bank warrants to the Company that the form so filed will be true and complete; provided that such Bank's failure to complete and execute such Form 4224 or Form 1001, or Form W-8 or Form W-9, as the case may be, and any such additional form (or any successor form or forms) shall not relieve the Company of any of its obligations under this Agreement, except as otherwise provided in Section 3.4.

         7.13 Co-Agent. The Co-Agent shall have all of the duties which may be agreed upon or assigned to it from time to time by the Agent. In the event any such duties are assigned to the Co-Agent, the Co-Agent shall be entitled to the same indemnifications and other protections and held to the same standard of care as provided in this Article VII for the Agent.


                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1      Amendments, Etc.

                  (a) No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Borrowers and the Required Banks and, to the extent any rights or duties of the Agent may be affected thereby, the Agent, provided, however, that no such amendment, modification, termination, waiver or consent shall, without the consent of the Agent and all of the Banks, (i) authorize or permit the extension of time for, or any reduction of the amount of, any payment of the principal of, or interest on, the Advances or any Letter of Credit reimbursement obligation, or any fees or other amount payable hereunder, (ii) amend or terminate the respective Commitment of any Bank set forth on the signature pages hereof or modify the provisions of this Section regarding the taking of any action under this Section or the provisions of Section 7.10,
Section 8.6(a) or the definition of Required Banks or (iii) amend or modify the Guaranty (other than any amendment solely for the purpose of adding or deleting a Borrowing Subsidiary) or provide for the release or discharge of the Company's obligations under the Guaranty.

                  (b) Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (c) Notwithstanding anything herein to the contrary, no Bank that is in default of any of its obligations, covenants or agreements under this Agreement shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver of any provision of this Agreement or any departure therefrom or any direction from the Banks to the Agent, and, for purposes of determining the Required Banks at any time when any Bank is in default under this Agreement, the Commitments and Advances of such defaulting Banks shall be disregarded.

         8.2      Notices.

                  (a) Except as otherwise provided in Section 8.2(c) hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Borrowers in case of the Treasury Manager at One Invacare Way, Elyria, Ohio 44035, Attention: Chief Financial Officer, Facsimile No. (440) 366-9672, and to the Agent and the Banks at the respective addresses and numbers for notices set forth on the signatures pages hereof, or to such other address as may be designated by any Borrower, the Agent or any Bank by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, or if deposited prepaid with Federal Express or other nationally recognized overnight delivery service prior to the deadline for next day delivery, on the Business Day next following such deposit, provided, however, that notices to the Agent shall not be effective until received.

                  (b) Notices by the Treasury Manager or a Borrower to the Agent with respect to terminations or reductions of the Commitments pursuant to
Section 2.4, requests for Advances pursuant to Section 2.6, requests for continuations or conversions of Loans pursuant to Section 2.9 and notices of prepayment pursuant to Section 3.1 shall be irrevocable and binding on the Borrowers.

                  (c) Any notice to be given by the Treasury Manager or a Borrower to the Agent pursuant to Sections 2.6 or 2.9 and any notice to be given by the Agent or any Bank hereunder, may be given by telephone, and all such notices given by the Treasury Manager or a Borrower must be immediately confirmed in writing in the manner provided in Section 8.2(a). Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given.

         8.3 No Waiver By Conduct; Remedies Cumulative. No course of dealing on the part of the Agent or any Bank, nor any delay or failure on the part of the Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Agent's or such Bank's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Agent or any Bank under this Agreement or the Notes or any Guaranty is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative, except as limited by this Agreement, and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement or the Notes or any Guaranty or by applicable law to the Agent or any Bank may be exercised from time to time and as often as may be deemed expedient by the Agent or any Bank and, unless contrary to the express provisions of this Agreement or the Notes or such Guaranty, irrespective of the occurrence or continuance of any Default or Event of Default.

         8.4 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of any Borrower or any Guarantor made herein, in any Guaranty or in any certificate, report, financial statement or other document furnished by or on behalf of any Borrower or any Guarantor in connection with this Agreement shall be deemed to be material and to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of the Borrowers set forth in Sections 3.6, 3.8, 5.1(f) and 8.5 hereof shall survive the repayment in full of the Advances and the termination of the Commitments for a period of one year from such repayment or termination.

         8.5 Expenses; Indemnification. (a) The Company agrees to pay, or reimburse the Agent for the payment of, on demand, (i) the reasonable fees, without premium, and expenses of counsel to the Agent, including without limitation the reasonable fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman as agreed upon with the Company in connection with the preparation, execution, delivery and administration of the Loan Documents and the consummation of the transactions contemplated hereby, and in connection with advising the Agent as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, and (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, the Notes and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and (iii) all reasonable costs and expenses of the Agent (including without limitation reasonable fees and expenses of counsel, which counsel shall be acceptable to the Required Banks, including without limitation counsel who are employees of the Agent, and whether incurred through negotiations, legal proceedings or otherwise) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under the Loan Documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement and (iv) all reasonable costs and expenses of the Agent and the Banks (including reasonable fees and expenses of counsel) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit.

         (b) Each Borrower hereby indemnifies and agrees to hold harmless the Banks and the Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Banks or the Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with entering into this Agreement or the transactions contemplated hereby; provided, however, that no Borrower shall be required to indemnify any such Bank and the Agent or such other person, to the extent, but only to the extent, that such claim, damage, loss, liability, cost or expense is attributable to the gross negligence or willful misconduct of such Bank or the Agent, as the case may be.

         8.6 Successors and Assigns; Additional Banks. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no Borrower may, without the prior consent of the Banks, assign its rights or obligations hereunder or under the Notes and the Banks shall not be obligated to make any Loan hereunder to any entity other than the Borrowers.

                  (b) Any Bank may, without the prior consent of the Company sell to any financial institution or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Loans and such Bank's rights and benefits under this Agreement and the Notes, and to the extent of that participation interest such participant or participants shall have the same rights and benefits against the Borrowers under Section 3.6, 3.8 and 6.2(c) as it or they would have had if such participant or participants were the Bank making the Loans to the Borrowers hereunder, provided, however, that (i) such Bank's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Bank, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) such Bank shall not grant to its participant any rights to consent or withhold consent to any action taken by such Bank or the Agent under this Agreement other than action requiring the consent of all of the Banks hereunder.

                  (c) The Agent from time to time in its sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Agent provided under this Agreement, the Notes or otherwise. In furtherance of such agency, the Agent may from time to time direct that the Borrowers provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. Each Borrower hereby consents to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Agent in the same manner as would be required if dealing with the Agent itself.

                  (d) Each Bank may, with the prior consent of the Company and the Agent (which consent, in each case, will not be unreasonably withheld), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note or Notes held by
it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement,
(A) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and in integral multiples of $1,000,000 thereafter, or such lesser amount as the Company and the Agent may consent to and (B) after giving effect to each such assignment, the amount of the Commitment of the assigning Bank shall in no event be less than $3,000,000, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit L hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment and a processing and recordation fee of $4,000, and (iv) any Bank may without the consent of the Company or the Agent, and without paying any fee, assign or sell a participation interest to any Affiliate of such Bank that is a bank or financial institution all or a portion of its rights and obligations under this Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                  (e) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank.

                  (f) The Agent shall maintain at its address designated on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Borrowing Subsidiaries, the Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (g) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company. Within five (5) Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit L hereto.

                  (h) No Borrower shall be liable for any costs or expenses of any Bank in effectuating any participation or assignment under this Section 8.6.

                  (i) In addition, the Company and the Agent may from time to time designate additional financial institutions (the "Additional Banks") to be parties to this Agreement and to become a Bank hereunder upon the execution and delivery to the Agent of an Assumption Agreement in the form of Exhibit M hereto (an "Assumption Agreement"). Any Additional

Bank shall become a party to this Agreement and be considered a Bank hereunder for all purposes if (a) it shall execute and deliver to the Agent an Assumption Agreement, (b) it shall make Revolving Credit Advances to the Borrowers in the principal amount which bears the same ratio to the amounts of the Revolving Credit Advances of the other Banks then outstanding as the Commitment of such Additional Bank bears to the then Commitments of such other Banks, and (c) a copy of such Assumption Agreement and evidence satisfactory to the Agent of the making of such Revolving Credit Advances hall be furnished to the Banks, together with a schedule showing the Commitment amount of each Bank and the new Percentage of Total Commitment of each Bank. In connection with adding Additional Banks, the aggregate Total Commitments may be increased to an amount not to exceed $425,000,000 with the consent of the Company and the Agent and without the consent of any Bank.

                  (j) The Banks may, in connection with any assignment, participation or addition of a bank or proposed assignment, participation or addition pursuant to this Section 8.6, disclose to the assignee, participant or Additional Bank or proposed assignee, participant or Additional Bank any information relating to the Borrowers.

                  (k) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in, or assign, all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System; provided that such creation of a security interest or assignment shall not release such Bank from its obligations under this Agreement.

         8.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         8.8 Governing Law; Consent to Jurisdiction. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Each Borrower further agrees that any legal action or proceeding with respect to this Agreement or the Notes or the transactions contemplated hereby shall be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and each Borrower hereby irrevocably submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably appoints Thomas R. Miklich, whose address is set forth in Section 8.2, as its agent for service of process and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such agent or to the Borrowers or by the mailing thereof by registered or certified mail, postage prepaid to the Borrowers at the address set forth in
Section 8.2. Nothing in this paragraph shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent to bring any such action or proceeding against the Borrowers or property in the courts of any other jurisdiction. Each Borrower hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

         8.9 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

         8.10 Construction of Certain Provisions. If any provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

         8.11 Integration and Severability. This Agreement and the Notes embody the entire agreement and understanding between the Borrowers and the Agent and the Banks, and supersede all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of any Borrower under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of such Borrower and the other Borrowers shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrowers under this Agreement or the Notes in any other jurisdiction.

         8.12 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

         8.13 Interest Rate Limitation. Notwithstanding any provisions of this Agreement or the Notes, in no event shall the amount of interest paid or agreed to be paid by any Borrower exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or the Notes at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of such Bank's Advances outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Borrowers if such principal and all other obligations of the Borrowers to such Bank have been paid in full.

         8.14 Confidentiality. The Banks and the Agent shall hold all confidential information obtained pursuant to the requirements of this Agreement which has been identified as such by the Company in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to its examiners, affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Note or participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process. Without limiting the foregoing, it is expressly understood that such confidential information shall not include information which, at the time of disclosure is in the public domain or, which after disclosure, becomes part of the public domain or information which is obtained by any Bank or the Agent prior to the time of disclosure and identification by the Company under this Section, or information received by any Bank or the Agent from a third party. Nothing in this Section or otherwise shall prohibit any Bank or the Agent from disclosing any confidential information to the other Banks or the Agent or render any of them liable in connection with any such disclosure.

         8.15 Relationship of this Agreement to the Existing Loan Agreements. This Agreement shall become effective on the Effective Date. On the Effective Date, all amounts outstanding under the Existing Loan Agreements shall be considered a part of the Advances under this Agreement for all purposes, as if made in accordance with and pursuant to the terms of this Agreement. On and after the Effective Date, (i) no further fees shall accrue to the Agent or Banks under the Existing Loan Agreements and all fees accrued under the Existing Loan Agreements to (but excluding) the Effective Date shall constitute accrued fees hereunder and be payable in accordance with the terms hereof and (ii) the rights and obligations of the parties hereto shall be governed solely by this Agreement, except in respect of any rights or obligations arising prior to the Effective Date and which shall survive the Effective Date. This Agreement amends and restates in full the terms and provisions of the 1994 Loan Agreement and the 1997 Loan Agreement and is not intended to constitute a novation or satisfaction of or a renunciation or cancellation or other discharge or the indebtedness and other liabilities and obligations created under and evidenced by the Existing Loan Agreements.

         8.16 Waiver of Jury Trial. The Borrowers, the Banks and the Agent, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Agreement or any other Loan Document or any of the transactions contemplated by this Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. Neither any Borrower, any Bank nor the Agent shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any party hereto except by a written instrument executed by such party.

         8.17 Unification of Certain Currencies. If the "Euro" (or some other similar unit of account) becomes a currency in its own right in connection with the European Monetary Union contemplated by the Maastricht Treaty, then each of the Borrowers, the Banks, the Agent and the Co-Agent agrees to negotiate in good faith any required amendment or modification to this Agreement satisfactory in form and substance to the Borrowers, the Banks, the Agent and the Co-Agent to account therefor.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the 18th day of November, 1997, which shall be the Effective Date of this Agreement, notwithstanding the day and year first above written.


                               INVACARE CORPORATION


                               By: /s/ Thomas R. Miklich

                                 Its: Chief Financial Officer


                               INVACARE INTERNATIONAL CORPORATION


                               By: /s/ Thomas R. Miklich

                                 Its: Treasurer and Secretary


                               INVACARE (UK) LIMITED


                               By: /s/ Thomas R. Miklich

                                 Its: Director


                               INVACARE (DEUTSCHLAND) GmbH


                               By: /s/ Otmar Sackerlotzky

                                 Its: Director


                               BENCRAFT LIMITED


                               By: /s/ Thomas R. Miklich

                                 Its: Director

                               KUSCHALL DESIGN AG


                               By: /s/ Gerald B. Blouch

                                 Its:  President


                               INVACARE AUSTRALIA PTY. LTD.


                               By:  /s/ Thomas R. Miklich

                                 Its:  Director


                               INVACARE CANADA INC.

                               By:  /s/ Thomas R. Miklich

                                 Its: Treasurer and Secretary


                               QUANTRIX CONSULTANTS LIMITED

                               By:  /s/ Thomas R. Miklich

                                 Its: Director

                               DYNAMIC CONTROLS LIMITED


                               By: /s/ Thomas R. Miklich

                                 Its: Director


                               POIRIER GROUPE INVACARE


                               By: /s/ Frederic M. Dyevre

                                 Its: Director


                               REHADAP S.A.


                               By:  /s/ Frederic M. Dyevre

                                 Its:  Director


                               CONTROLS DYNAMIC LIMITED


                               By: /s/ Otmar Sackerlotzky

                                 Its: Director


                               INVACARE AB


                               By:  /s/ Gerald B. Blouch

                                 Its:  Director

Address for Notices:                         NBD BANK, as a Bank and as Agent


611 Woodward Avenue                          By: /s/ Ronald Rueve
Detroit, Michigan 48226
Attention:    Commercial and Institutional        Its:  Vice President
              Banking
Facsimile No.:      (313) 225-1671
Telephone No.:      (313) 225-1313

Commitment Amount:  $85,000,000


Initial Percentage of
  Total Commitments:  23.62%




Address for Notices:                         KEYBANK NATIONAL ASSOCIATION, as
                                             Co-Agent and as a Bank


127 Public Square, 6th Floor                 By: /s/ Richard A. Pohle
Cleveland, Ohio 44114-1306
Attention: Brendan Lawler                         Its: Vice President

Facsimile No.: (216) 689-4981
Telephone No.: (216) 689-5642

Commitment Amount: $75,000,000

Initial Percentage of
  Total Commitments:  20.84%

Address for Notices:                         NATIONAL CITY BANK


1900 E. 9th, 10th Floor                      By: /s/ Michael P. McCuen
Cleveland, Ohio 44114
Attention: Michael McCuen                         Its:  Vice President

Facsimile No.: (216) 575-9396
Telephone No.: (216) 575-9401

Commitment Amount: $50,000,000

Initial Percentage of
  Total Commitments:  13.9%




Address for Notices:                         SOCIETE GENERALE


181 W. Madison, Suite 3400                   By: /s/ Joseph A. Philbin
Chicago, Illinois 60602
Attention: Joseph Philbin                         Its: Vice President

Facsimile No.: (312) 578-5099
Telephone No.: (312) 578-5005

Commitment Amount: $25,000,000

Initial Percentage of
  Total Commitments:  6.94%

Address for Notices:                       SUN TRUST BANK, CENTRAL FLORIDA, N.A.


200 S. Orange Avenue                         By: /s/ Ronald Rueve
Orlando, Florida 32801
Attention: Steve Leister                          Its: Vice President

Facsimile No.: (407) 237-6894
Telephone No.: (407) 237-4705

Commitment Amount: $25,000,000

Initial Percentage of
  Total Commitments:  6.94%



Address for Notices:                         WACHOVIA BANK OF GEORGIA, NA


191 Peachtree Street, NE                     By: /s/ Holger B. Ebert
Atlanta, GA 30303
Attention:  Eero Maki                             Its: Senior Vice President

Facsimile No.: (404) 332-6898
Telephone No.: (404) 332-5275

Commitment Amount: $25,000,000

Initial Percentage of
  Total Commitments:  6.94%

Address for Notices:                         PNC BANK, NATIONAL ASSOCIATION


1375 E. Ninth Street, #1250                  By: /s/ Byron A. Pike
Cleveland, OH 44114
Attention:  Bryon Pike                            Its: Vice President

Facsimile No.: (216) 348-8594
Telephone No.: (216) 348-8560

Commitment Amount: $25,000,000

Initial Percentage of
  Total Commitments:  6.94%


Address for Notices:                         COMMERZBANK, AKTIENGESELLSCHAFT,
CHICAGO BRANCH


311 S. Wacker Drive                          By: /s/ Arne Jahn
Chicago, IL 60606                                Its: Assistant Treasurer
Attention:  William Binder                       /s/ William J. Binder
                                                 Its: Vice President
Facsimile No.: (312) 435-1486
Telephone No.: (312) 408-6920

Commitment Amount: $25,000,000

Initial Percentage of
  Total Commitments:  6.94%

Address for Notices:                         THE BANK OF NEW YORK


One Wall Street, 22ND Floor                  By: /s/ Edward J. Dougherty III
New York, New York 10286
Attention:   Ed Dougherty                        Its: Vice President

Facsimile No.: (212) 635-6434
Telephone No.: (212) 635-1066

Commitment Amount: $25,000,000

Initial Percentage of
  Total Commitments:  6.94%



Total Commitment of all of the Banks:
$360,000,000

                                    EXHIBIT A


                                 BID-OPTION NOTE

                                                               November __, 1997

                                                               Detroit, Michigan


      For value received, _________________________, a ______________
corporation (the "Borrower"), promises to pay to the order of ___________________________________ (the "Bank"), the unpaid principal amount of each Bid-Option Loan made by the Bank to the Company pursuant to the Loan Agreement referred to below, on the last day of the Interest Period relating to such Loan. The Borrower further promises to pay interest on the aggregate unpaid principal amount of such Bid-Option Loans on the dates and at the rates negotiated as provided in the Loan Agreement. All such payments of principal and interest with respect to Bid-Option Loans shall be made in Dollars in immediately available funds at the Agent's principal office in Detroit, Michigan.

      Presentment, demand for payment, notice of non-payment, protest and further notice or demand of any kind in connection with this Bid-Option Note are hereby expressly waived by the Borrower and each endorser or guarantor hereof.

      This Bid-Option Note evidences one or more Bid-Option Loans made under the Loan Agreement, dated as of November __, 1997, as amended, supplemented or otherwise modified from time to time (the "Loan Agreement"), by and among the Borrower, certain other Borrowers designated therein from time to time, the banks (including the Bank) party thereto, NBD Bank, as Agent, and KeyBank National Association, as Co-Agent, to which reference is hereby made for a statement of the circumstances under which this Bid-Option Note is subject to prepayment and under which its due date may be accelerated. Capitalized terms used but not defined in this Bid-Option Note shall have the respective meanings ascribed thereto in the Loan Agreement.

      This Bid-Option Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

                                    ____________________________


                                    By: ____________________________________


                                       Its: __________________________________

                                    EXHIBIT B

                                    AGREEMENT



         Reference is made to the Loan Agreement dated as of November __, 1997 (as now or hereafter amended or modified from time to time, the "Loan Agreement") among INVACARE CORPORATION, an Ohio corporation (the "Company"), certain borrowing subsidiaries designated therein from time to time (the "Borrowing Subsidiaries, and collectively with the Company, the "Borrowing Subsidiaries"), the banks named therein (the "Banks"), NBD BANK, as agent for the Banks, and KEYBANK NATIONAL ASSOCIATION, as co-agent for the Banks (the "Agent"). Terms defined in the Loan Agreement are used herein with the same meaning.


         1. __________________, a ___________ corporation (the "New Borrowing
Subsidiary") has decided to become a Borrowing Subsidiary under the Loan Agreement, with its address for notice as described next to its signature below. The New Borrowing Subsidiary (i) confirms that it has received a copy of the Loan Agreement, together with copies of documents and information as it has deemed appropriate to make its own decision to enter into this Agreement; (ii) agrees that it will perform in accordance with all of the obligations and comply with all of the covenants that by the terms of the Loan Agreement and the other Loan Documents are required to be performed by or complied with by it as a Borrowing Subsidiary; (iii) confirms that the representations and warranties contained in Article IV of the Loan Agreement and in any other Loan Agreement applicable to a Borrowing Subsidiary are true and correct as of the date hereof as to the New Borrowing Subsidiary and (iv) authorizes Invacare Corporation, as Treasury Manager, to act as its manager under the Loan Agreement pursuant to
Section 2.12 of the Loan Agreement.

         2. Upon execution and delivery of this Agreement to the Agent together with all other items required pursuant to paragraph 3, the New Borrowing Subsidiary shall be a party to the Loan Agreement and have the rights and obligations of a Borrowing Subsidiary thereunder.

         3. This Agreement shall not become effective and the New Borrowing Subsidiary shall not become a Borrowing Subsidiary under the Loan Agreement until receipt by the Agent of the following documents and completion of the following matters, in form and substance reasonably satisfactory to the Agent:

                  (a) A certificate of incumbency of the Company and the New Borrowing Subsidiary containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of the New Borrowing Subsidiary in connection with this Agreement, the Loan Agreement and the Notes and on behalf of the Company in connection with this Agreement and the consummation by the New Borrowing Subsidiary and the Company of the transactions contemplated herein, certified as true and correct as of the effective date of this Agreement by a duly authorized officer of the New Borrowing Subsidiary and the Company, respectively; and

                  (b) The Notes, duly executed on behalf of the New Borrowing Subsidiary, for each Bank;

         4. The Company (a) fully consents to the New Borrowing Subsidiary becoming a Borrowing Subsidiary; (b) agrees that the Guaranty with respect to the indebtedness, obligations and liabilities of the Borrowing Subsidiaries dated as of November ___, 1997 in favor of the Agent and the Banks is ratified and confirmed and shall remain in full force and effect; and (c) confirms that all indebtedness, obligations and liabilities of the Borrowing Subsidiaries, including the New Borrowing Subsidiary, are guaranteed by the Guaranty.

         5. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan.

         6. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         7. Upon delivery of this executed Agreement to the Agent, the Agent shall deliver a copy of this Agreement to each Bank, together with the original Notes payable to each such Bank.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officer thereunto duly authorized as of the day and year first above written.

______________________                       [NEW BORROWING SUBSIDIARY]
______________________________
______________________________
Attention: ___________________               By:________________________________
Facsimile No. (___) ___-____
                                              Its:______________________________




                                             INVACARE CORPORATION

                                             By:________________________________

                                              Its:______________________________

                                             NBD BANK, as Agent


                                             By: _______________________________

                                              Its: _____________________________

                                    EXHIBIT C

                               GUARANTY AGREEMENT


                  THIS GUARANTY AGREEMENT, dated as of November ___, 1997 (this "Guaranty") made by INVACARE CORPORATION, an Ohio corporation (the "Guarantor"), in favor of the banks which are parties to the Loan Agreement hereinafter defined (the "Banks"), NBD BANK, a Michigan banking corporation, as agent (in such capacity, the "Agent") for such Banks under the Loan Agreement, and KEYBANK NATIONAL ASSOCIATION, as co-agent for such Banks under the Loan Agreement (in such capacity, the Co-Agent).


                              W I T N E S S E T H:


                  A. The Guarantor and certain subsidiaries of the Guarantor set forth on Schedule A hereto (the "Subsidiaries"), have entered into a Loan Agreement, dated as of even date herewith (as amended or modified from time to time, the "Loan Agreement") with the Agent, the Co-Agent and the Banks, pursuant to which the Banks have agreed to make Advances to the Subsidiaries and, in their sole discretion, other subsidiaries of the Guarantor (such subsidiaries and the Subsidiaries being collectively referred to herein as the "Borrowing Subsidiaries"), subject to the terms and conditions of the Loan Agreement; and

                  B. As a condition to the obligation of the Banks under the Loan Agreement, the Guarantor is required to fully and unconditionally guarantee, among other things, the Advances and other obligations of the Borrowing Subsidiaries;

                  NOW, THEREFORE, as an inducement to the Banks to enter into the transactions contemplated by the Loan Agreement, the Guarantor agrees with the Banks and the Agent as follows:

                  1. Guarantee of Obligations. The Guarantor hereby (i) guarantees, as principal obligor and not as surety only, to the Banks the prompt payment of the principal of and any and all accrued and unpaid interest (including interest which otherwise may cease to accrue by operation of any insolvency law, rule, regulation or interpretation thereof) on (x) the Advances made to any of the Borrowing Subsidiaries, (y) reimbursement of all amounts due to the Banks upon issuance of letters of credit for the benefit of any of the Borrowing Subsidiaries, and (z) all other loans or advances by any Bank to any of the Borrowing Subsidiaries, or other obligations of any of the Borrowing Subsidiaries to the Agent and the Banks, including without limitation foreign exchange loans and advances which are not made pursuant to the terms of the Loan Agreement, all when due, whether by scheduled maturity, acceleration or otherwise, all in accordance with the terms of the Loan Agreement or such other documents or instruments evidencing such loans, advances or obligations (the "Other Loan Documents"), and any and all other amounts which may be payable by any of the Borrowing Subsidiaries to any Bank or the Agent in connection with or pursuant to the Loan Agreement and the Other Loan Documents, including, without limitation, default interest, indemnification payments and all reasonable costs and expenses incurred by the Banks and the Agent in connection with enforcing any obligations of the Borrowing Subsidiaries thereunder, including without limitation the reasonable fees and disbursements of counsel, (ii) guarantees the prompt and punctual performance and observance of each and every term, covenant or agreement contained in the Loan Agreement and the Other Loan Documents to be performed or observed on the part of any of the Borrowing Subsidiaries, and (iii) agrees to make prompt payment, on demand, of any and all reasonable costs and expenses incurred by the Banks or the Agent in connection with enforcing the obligations of the Guarantor hereunder, including, without limitation, the reasonable fees and disbursements of counsel (all of the foregoing being collectively referred to as the "Guaranteed Obligations", and the Loan Agreement and the Other Loan Documents are sometimes collectively referred to as the "Loan Agreements").

                           (a) If for any reason any duty, agreement or
obligation of any of the Borrowing Subsidiaries contained in the Loan Agreements shall not be performed or observed by the relevant Borrowing Subsidiary as provided therein, or if any amount payable under or in connection with the Loan Agreements shall not be paid in full when the same becomes due and payable, the Guarantor undertakes to perform or cause to be performed promptly each of such duties, agreements and obligations and to pay forthwith each such amount to the Agent for the account of the Banks regardless of any defense or setoff or counterclaim which any of the Borrowing Subsidiaries may have or assert, and regardless of any other condition or contingency.

                           (b) The date and amount of advances of principal made
by the Banks in respect of the Loans made to the Borrowing Subsidiaries and the aggregate principal amount thereof and accrued interest thereon shown upon the books and records of each respective Bank and in any certificate delivered by any Bank to the Guarantor in respect thereof, shall be prima facie evidence of the principal amount and accrued interest owing and unpaid on such Loans. The failure to record any such information on such books and records shall not, however, limit or otherwise affect the obligations of any of the Borrowing Subsidiaries to repay the principal amount of such Loans together with accrued interest thereon or the obligations of the Guarantor hereunder with respect thereto.

                  2. Nature of Guaranty. This Guaranty is an absolute and unconditional and irrevocable guaranty of payment and not a guaranty of collection and is wholly independent of and in addition to other rights and remedies of the Banks and the Agent and is not contingent upon the pursuit by the Banks and the Agent of any such rights and remedies, such pursuit being hereby waived by the Guarantor.

                  3. Waivers and Other Agreements. The Guarantor hereby unconditionally (a) waives any requirement that the Banks or the Agent, upon the occurrence of an "Event of Default" (as defined in the Loan Agreement) or an event of default under any of the Other Loan Documents by any of the Borrowing Subsidiaries, first make demand upon, or seek to enforce remedies against,

                               GUARANTY AGREEMENT
any or all of the Borrowing Subsidiaries before demanding payment under or seeking to enforce this Guaranty, (b) covenants that this Guaranty will not be discharged except by complete performance of all obligations of the Borrowing Subsidiaries contained in the Loan Agreements, (c) agrees that this Guaranty shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part of the Loan Agreements, or any limitation on the liability of any of the Borrowing Subsidiaries thereunder, or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever, (d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by any of the Borrowing Subsidiaries under or in connection with the Loan Agreements, and further waives any requirement of notice of acceptance of, or other formality relating to, this Guaranty and (e) agrees that the Guaranteed Obligations shall include any amounts paid by any of the Borrowing Subsidiaries to any Bank or the Agent which may be required to be returned to any of the Borrowing Subsidiaries, or to its representative or to a trustee, custodian or receiver for any of the Borrowing Subsidiaries.

                  4. Obligations Absolute. The obligations, covenants, agreements and duties of the Guarantor under this Guaranty shall not be released, affected or impaired by any of the following whether or not undertaken with notice to or consent of the Guarantor: (a) any assignment or transfer, in whole or in part, of the Loans made to the Borrowing Subsidiaries or the Loan Agreements although made without notice to or consent of the Guarantor, or (b) any waiver by any Bank or the Agent, or by any other person, of the performance or observance by any of the Borrowing Subsidiaries of any of the agreements, covenants, terms or conditions contained in the Loan Agreements, or (c) any indulgence in or the extension of the time for payment by any of the Borrowing Subsidiaries of any amounts payable under or in connection with the Loan Agreements, or of the time for performance by any of the Borrowing Subsidiaries of any other obligations under or arising out of the Loan Agreements, or the extension or renewal thereof, or (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of any of the Borrowing Subsidiaries set forth in the Loan Agreements (the modification, amendment or waiver from time to time of the Loan Agreements being expressly authorized without further notice to or consent of the Guarantor), or (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of any of the Borrowing Subsidiaries, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting any of the Borrowing Subsidiaries or any of their assets, or (f) the merger or consolidation of any of the Borrowing Subsidiaries or the Guarantor with any other person, or (g) the release or discharge of any of the Borrowing Subsidiaries or the Guarantor from the performance or observance of any agreement, covenant, term or condition contained in the Loan Agreements, by operation of law, or (h) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of the Guarantor hereunder.

                  5. Foreign Currency. This Guaranty arises in the context of an international

                               GUARANTY AGREEMENT
transaction, and the specification of payment in foreign currency to the Agent and the Banks pursuant to the Loan Agreement is of the essence. The foreign currency shall be the currency of account and payment under the Loan Agreements. The obligation of the Guarantor shall not be discharged by an amount paid in any other currency or at another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid, on prompt conversion into the foreign currency and transfer to the Agent and the Banks under normal banking procedure, does not yield the amount of foreign currency due under this Guaranty. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of foreign currency due under this Guaranty, the Agent and the Banks shall have an independent cause of action against the Guarantor for the foreign currency deficiency.

                  6. Events of Default. The occurrence of any "Event of Default" (as defined in the Loan Agreement) shall be deemed an "event of default" hereunder unless waived by the Banks pursuant to paragraph 8.

                  7. Remedies. Upon the occurrence and during the continuance of such event of default, the Agent may, and upon being directed to do so by the Required Banks, shall enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Guaranty or in aid of the exercise of any power granted in this Guaranty and may enforce payment under this Guaranty and any of its other rights available at law or in equity.

                  8. Amendments, Etc. This Guaranty may be amended from time to time and any provision hereof may be waived in accordance with the requirements of Section 8.1 of the Loan Agreement. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Required Banks or all of the Banks, as the case may be, and, to the extent any rights or duties of the Agent may be affected, the Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  9. Notices. All notices and other communications hereunder shall be in writing and made in accordance with Section 8.2 of the Loan Agreement.

                  10. Conduct No Waiver; Remedies Cumulative. The obligations of the Guarantor under this Guaranty are continuing obligations and a fresh cause of action shall arise in respect of each event of default hereunder. No course of dealing on the part of any Bank or the Agent, nor any delay or failure on the part of any Bank or the Agent in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice any Bank or the Agent's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Banks or the Agent under this

                               GUARANTY AGREEMENT

Guaranty is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Guaranty or by applicable law to the Banks or the Agent may be exercised from time to time and as often as may be deemed expedient by them.

                  11. Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Guarantor made herein or in any certificate or other document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the Banks or the Agent, notwithstanding any investigation heretofore or hereafter made by the Banks or the Agent or on their behalf.

                  12. No Investigation by the Banks or the Agent. The Guarantor hereby waives unconditionally any obligation which, in the absence of such provision, the Banks or the Agent might otherwise have to investigate or to assure that there has been compliance with the law of any jurisdiction with respect to the Guaranteed Obligations recognizing that, to save both time and expense, the Guarantor has requested that the Banks and the Agent not undertake such investigation. The Guarantor hereby expressly confirms that the obligations of the Guarantor hereunder shall remain in full force and effect without regard to compliance or noncompliance with any such law and irrespective of any investigation or knowledge of any Bank or the Agent of any such law.

                  13. Governing Law. This Guaranty is a contract made under, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts to be made and to be performed entirely with such State without regard to the choice of law principles of such State.

                  14. Headings. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of its terms or provisions hereof.

                  15. Construction of Certain Provisions. If any provision of this Guaranty refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

                  16. Integration and Severability. This Guaranty embodies the entire agreement and understanding between the Guarantor, the Banks and the Agent, and supersedes all prior all agreements and understandings, relating to the subject matter hereof. In any case one or more of the obligations of the Guarantor under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Guarantor shall not in any way be affected or impaired thereby, and such invalidity, illegality or

                               GUARANTY AGREEMENT
unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Guarantor under this Guaranty in any other jurisdiction.

                  17. Indemnity. As a separate, additional and continuing obligation, the Guarantor unconditionally and irrevocably undertakes and agrees with the Banks and the Agent that, should the Guaranteed Obligations not be recoverable from the Guarantor under paragraph 1 for any reason whatsoever (including, without limitation, by reason of any provision of the Loan Agreement or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by any Bank or the Agent at any time, the Guarantor as sole, original and independent obligor, upon demand by the Agent, will make payment to the Agent for the account of the Banks and the Agent of the Guaranteed Obligations by way of a full indemnity in such currency and otherwise in such manner as is provided in the Loan Agreement or such other agreement or instrument, as the case may be.

                  18. Subordination, Subrogation, Etc. The Guarantor agrees that any present or future indebtedness, obligations or liabilities of any Borrowing Subsidiary to the Guarantor shall be fully subordinate and junior in right and priority of payment to any present or future indebtedness, obligations or liabilities of any Borrowing Subsidiary to the Banks and the Agent, and the Guarantor shall not exercise any right of subrogation, reimbursement or indemnity whatsoever nor any right of recourse to security for the debts and obligations of any Borrowing Subsidiary, until all of the Guaranteed Obligations have been paid in full and are not subject to any right of revocation or rescission.

                  19. Jurisdiction and Venue. The Guarantor agrees that any legal action or proceeding with respect to this Guaranty or the Loan Agreement or the transactions contemplated thereby may be brought only in any court in the State of Michigan, or any court of the United States of America sitting in the State of Michigan, and the Guarantor hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Guarantor or by mailing thereof by registered or certified mail, postage prepaid, to the Guarantor at its address as provided by it from time to time under the Loan Agreements. Nothing in this paragraph shall affect the right of the Agent or any Bank to serve process in any other manner permitted by law or limit the right of the Agent or any Bank to bring any such action or proceeding against the Guarantor or its property in the courts of any other jurisdiction. The Guarantor hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above-described courts.

                  20. Waiver of Jury Trial. The Agent, the Banks and the Guarantor, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or

                               GUARANTY AGREEMENT
arising out of this Guaranty or any related instrument or agreement or any of the transactions contemplated by this Guaranty. Neither the Agent, any Bank nor the Guarantor shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by the Agent, any Bank or the Guarantor except by a written instrument executed by all of them.

                  21. Inapplicability of Surety Provisions. The parties hereby agree that the Guarantor is not a surety within the meaning of Section 1341.03 of the Ohio Revised Code.

                  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered as of this ___ day of November, 1997.


                                             INVACARE CORPORATION


                                             By: _______________________________

                                              Its: _____________________________



                  The undersigned hereby executes this Guaranty for the purpose of accepting it and agreeing to paragraph 20 hereof.


NBD BANK, as Agent


By: _______________________________

   Its: ___________________________



Dated:  November ___, 1997

                               GUARANTY AGREEMENT

                                    EXHIBIT D

                              REVOLVING CREDIT NOTE



                                                                November __,1997
                                                               Detroit, Michigan



                  FOR VALUE RECEIVED, ____________________, a ____________
corporation (the "Borrower"), hereby promises to pay to the order of _________________________, a ________________ (the "Bank"), at the place and currency and manner designated in the Loan Agreement referred to below and in immediately available funds, the unpaid principal amount of all Revolving Credit Loans as is recorded in the books and records of the Bank, on, with respect to Revolving Credit Loans, the Termination Date and, with respect to Term Loans, the Maturity Date; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Revolving Credit Loans evidenced hereby shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement referred to below.

                  The Bank is hereby authorized by the Borrower to record on its books and records, the date, currency, amount and type of each Revolving Credit Loan, the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon and the other information provided for in such books and records, which such books and records shall constitute prima facie evidence of the information so recorded, provided, however, that any failure by the Bank to record any such information shall not relieve the Borrower of its obligation to repay the outstanding principal amount of such Revolving Credit Loans, all accrued interest thereon and any amount payable with respect thereto in accordance with the terms of this Revolving Credit Note and the Loan Agreement.

                  The Borrower and each endorser or guarantor hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Revolving Credit Note. Should the indebtedness evidenced by this Revolving Credit Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Revolving Credit Note, including attorneys' fees and expenses (including without limitation allocated costs and expenses of attorneys who are employees of the Bank).

                  This Revolving Credit Note evidences one or more Revolving Credit Loans made under a Loan Agreement, dated as of November __, 1997 (as amended or modified from time to time, the "Loan Agreement"), by and among Invacare Corporation, an Ohio corporation (the "Company"), certain Borrowing Subsidiaries designated therein from time to time (collectively with the Company, the "Borrowers"), the banks (including the Bank) named therein, NBD Bank, as agent for the banks, and KeyBank National Association, as co-agent for the banks, to which reference is hereby made for a statement of the circumstances under which this Revolving Credit Note is subject to prepayment and under which its due date may be accelerated. Capitalized terms used but not defined in this Revolving Credit Note shall have the respective meanings assigned to them in the Loan Agreement.

                  This Revolving Credit Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

                                             ___________________________



                                             By:________________________________

                                              Its:______________________________


                             REVOLVING CREDIT NOTE

                                    EXHIBIT E

                                 SWING LINE NOTE



                                                               November __, 1997
                                                               Detroit, Michigan



                  FOR VALUE RECEIVED, ________________________, a __________
corporation (the "Borrower"), promises to pay to the order of NBD Bank, a Michigan banking corporation (the "Bank"), at the place and in the currency and manner designated in the Loan Agreement referred to below and in immediately available funds, the unpaid principal amount of Swing Line Loans as is recorded in the books and records of the Bank, on the Termination Date; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Swing Line Loans evidenced hereby shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement referred to below.

                  The Bank is hereby authorized by the Borrower to record on its books and records, the date, currency, amount and type of each Swing Line Loan, the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that any failure by the Bank to record any such information shall not relieve the Borrower of its obligation to repay the outstanding principal amount of such Swing Line Loans, all accrued interest thereon and any amount payable with respect thereto in accordance with the terms of this Swing Line Note and the Loan Agreement.

                  The Borrower and each endorser or guarantor hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Swing Line Note. Should the indebtedness evidenced by this Swing Line Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Swing Line Note, including attorneys' fees and expenses.

                  This Swing Line Note evidences one or more Swing Line Loans made under a Loan Agreement, dated as of November __, 1997 (as amended or modified from time to time, the "Loan Agreement"), by and among Invacare Corporation, an Ohio corporation (the "Company"), the Borrowing Subsidiaries designated therein from time to time (collectively with the Company, the

                                SWING LINE NOTE

"Borrowers"), the banks (including the Bank) named therein, NBD Bank, as agent for the banks, and KeyBank National Association, as co-agent for the Banks, to which reference is hereby made for a statement of the circumstances under which this Swing Line Note is subject to prepayment and under which its due date may be accelerated. Capitalized terms used but not defined in this Swing Line Note shall have the respective meanings assigned to them in the Loan Agreement.

                  This Swing Line Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

                                             ___________________________________


                                             By:________________________________

                                               Its:_____________________________


                                SWING LINE NOTE

                                    EXHIBIT F

                            BID-OPTION QUOTE REQUEST

                                     [Date]

NBD Bank,
as Agent for the Banks
611 Woodward Avenue
Detroit, Michigan  48226

Attention:  Corporate and Institutional Banking

         Invacare Corporation (the "Treasury Manager") on behalf of the Borrowers referred to below, hereby requests offers to make Bid-Option Loans comprising the Bid-Option Borrowing(s) described below pursuant to Section 2.2(b) of the Loan Agreement, dated as of November ___, 1997, as amended, supplemented or otherwise modified (the "Loan Agreement"), by and among INVACARE CORPORATION, an Ohio corporation (the "Company"), certain Borrowing Subsidiaries designated therein from time to time (collectively with the Company, the "Borrowers"), the Banks, NBD BANK, as Agent, and KEYBANK NATIONAL ASSOCIATION, as Co-Agent. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

         Date of Bid-Option Borrowing(s): ________, 19__

         Designated Borrower: _____________________

         Aggregate Amount of each Bid-Option Borrowing:     (a) _______________*
                                                            (b) ______________
                                                            (c) ______________

         Interest Period:  (a) ______________**
                           (b) ______________
                           (c) ______________

                                                    INVACARE CORPORATION

                                                    By:_________________________

                                                        Its:____________________

*Must be (a) $5,000,000 or a larger multiple of $1,000,000.

**Must comply with the definition of the term "Bid-Option Interest Period."

                                    EXHIBIT G

                        INVITATION FOR BID-OPTION QUOTES


                                     [Date]

To:      [Name of Bank]
         Attention:  ____________________

         Reference is made to the Loan Agreement, dated as of November ___, 1997, as amended, supplemented or otherwise modified (the "Loan Agreement"), by and among INVACARE CORPORATION, an Ohio corporation (the "Company") certain Borrowing Subsidiaries designated therein from time to time (collectively with the Company, the "Borrowers"), the Banks, NBD BANK, as Agent, and KEYBANK NATIONAL ASSOCIATION, as Co-Agent. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

         Pursuant to Section 2.2(c) of the Loan Agreement, NBD Bank, as Agent, is pleased on behalf of the Borrowers to invite you to submit Bid-Option Quotes to the Borrowers for the Bid-Option Borrowing(s) described below.

         Date of Bid-Option Borrowing(s): ________, 19__

         Designated Borrower: ____________________

                  Aggregate Amount of Each
                   Bid-Option Borrowing:                 Interest Period:

                  (a) ____________________             (a) ________________
                  (b) ____________________             (b) ________________
                  (c) ____________________             (c) ________________

                  Please respond to this invitation by no later than 9:00 a.m. (Detroit time) on _________________, 19__.*

                                             NBD BANK, as Agent

                                             By: _______________________________

                                              Its: _____________________________

*    Insert date of Bid-Option Borrowing

                                    EXHIBIT H


                                BID-OPTION QUOTE


                                     [Date]


NBD Bank, as Agent
611 Woodward Avenue
Detroit, Michigan  48226

Attention:  Corporate and Institutional Banking

         Reference is made to the Loan Agreement, dated as of November ___, 1997, as amended, supplemented or otherwise modified (the "Loan Agreement"), by and among INVACARE CORPORATION, an Ohio corporation (the "Company"), certain Borrowing Subsidiaries designated therein from time to time (collectively with the Company, the "Borrowers"), the Banks, NBD BANK, as Agent, and KEYBANK NATIONAL ASSOCIATION, as Co-Agent. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

         In response to your Invitation for Bid-Option Quotes dated _____, 19__, _________________________ (the "Bank"), hereby makes the following offer[s] to make [a] Bid-Option Loan[s]:

         1.       Quoting Bank: ____________________________

                  Contact Person: _________________________


         2.       Date of proposed Borrowing: __________, 19__*


         3.       Quotes:

         Principal                   Bid-Option                   Interest
         Amount**                    Rate***                      Period ****
         --------                    -------                      -----------

(a)      _________                   ___________                  ___________

(b)      _________                   ___________                  ___________

(c)      _________                   ___________                  ___________

         4. The aggregate amount of Bid-Option Loans which may be accepted by the Borrowers pursuant to this Bid-Option Quote shall not exceed $_____________.

         The Bank acknowledges and agrees that this Bid-Option Quote (a) is irrevocable and (b), subject to the terms and conditions of the Loan Agreement, obligates it to make a Bid-Option Loan for which any quote is accepted, in whole or in part.

                                             [Name of Bank]

                                             By: _______________________________

                                              Its: _____________________________




*        As specified in the related Invitation for Bid-Option Quotes.

** The principal amount (a) must be $5,000,000 or a larger multiple of $1,000,000 and (b) may not exceed the aggregate amount of the related Bid-Option Borrowing specified in the related Invitation for Bid-Option Quotes.

*** Specify rate of interest per annum (rounded up to the nearest 1/100th of 1%) or applicable margin, which may be positive or negative, expressed as a percentage (rounded up to the nearest 1/100th of 1%), as the case may be.

****     As specified in the related Invitation for Bid-Option Quotes.

                                    EXHIBIT I

                      REQUEST FOR REVOLVING CREDIT ADVANCE

To each Bank party to
the referenced Loan Agreement
c/o NBD Bank, as Agent for the Banks
611 Woodward Avenue
Detroit, Michigan 48226

Attention: Corporate & Institutional Banking


                  Invacare Corporation, (the "Treasury Manager"), on behalf of the Borrowers referred to below, hereby requests a [insert Revolving Credit Loan or Letter of Credit Advance] pursuant to Section 2.6 of the Loan Agreement, dated as of November ___, 1997 (as amended or modified from time to time, the "Loan Agreement"), among Invacare Corporation, an Ohio corporation (the "Company"), the Borrowing Subsidiaries designated from time to time (collectively with the Company, the "Borrowers"), the Banks referenced therein, you, as Agent for the Banks, and KeyBank National Association, as Co-Agent for the Banks.

                  [A Revolving Credit Loan is requested to be made in the amount of _________ (specify amount of Dollars or the relevant Permitted Currency), to be made on ____________, 19___ for the account of ____________ (specify
Designated Borrower) and evidenced by the Borrowers' Revolving Credit Notes. Such Loan shall be a [insert Interbank Offered Rate Revolving Credit Loan, Negotiated Rate Loan or Floating Rate Loan] and the initial Interest Period, if such requested Loan is a Fixed Rate Revolving Credit Loan, shall be [insert permitted Interest Period].]

                  [Such Letter of Credit Advance shall be made by the issuance by the Agent of its Letter of Credit for the account of ____________ (specify Designated Borrower) in the maximum stated amount of $___________ to and for the benefit of ________________ with a stated expiry date of _________________,
199__, and containing the further terms and conditions set forth in the attached letter of credit application to the Agent.]

                  In support of this request, the Treasury Manager, on behalf of the Borrowers, hereby represents and warrants to the Agent and the Banks that:

                  1. The representations and warranties contained in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof, and will be true and correct in all material respects on the date such Advance is made (both before and after such Advance is made), as if such representations and warranties were made on and as of such dates.

                  2. No Event of Default or Default has occurred and is continuing or will exist on the date such Advance is made and such Advance shall not cause an Event of Default or Default.

Acceptance of the proceeds of such Advance by the Designated Borrower shall be deemed to be a further representation and warranty by the Borrowers that the representations and warranties made herein are true and correct in all material respects at the time such proceeds are disbursed.

                  Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Loan Agreement.

                                             INVACARE CORPORATION

                                             By: _______________________________

                                              Its: _____________________________



Dated: ________________, 199_



                      REQUEST FOR REVOLVING CREDIT ADVANCE

                                    EXHIBIT J

                               OPINION OF COUNSEL




                               November ___, 1997

NBD Bank
KeyBank National Association
National City Bank
Societe Generale, Chicago Branch
Sun Trust Bank, Central Florida, NA
Wachovia Bank of Georgia, NA
PNC Bank, NA
Commerzbank Aktiengesellschaft, Chicago Branch
The Bank of New York

c/o NBD Bank, as Agent
611 Woodward Avenue
Detroit, Michigan 48226

Ladies and Gentlemen:

         We refer to the Loan Agreement dated as of November ___, 1997 (the "Loan Agreement") by and among Invacare Corporation, an Ohio corporation (the "Company"), certain subsidiaries designated therein (the "Borrowing Subsidiaries" and collectively with the Company, the "Borrowers"), the banks parties thereto (the "Banks"), NBD Bank, a Michigan corporation, as agent for the Banks (in such capacity, the "Agent") and KeyBank National Association, as co-agent for the Banks. We have been requested by the Company and the Borrowing Subsidiaries listed on Schedule A attached hereto (the "Domestic Borrowing Subsidiaries") to give our opinion pursuant to Section 2.6(f) of the Loan Agreement and, for purposes of this opinion, the terms used in this opinion, which are not defined herein, shall have the respective meanings set forth in the Loan Agreement.

         We have examined the following documents and instruments: (i) the Loan Agreement, (ii) the Notes, (iii) the Guaranty, and (iv) other documents relating to the transactions contemplated by the Loan Agreement (collectively, items (i) through (iv) are referred to as the "Loan Documents"). We have also examined and relied upon certified copies of the Company's and each Domestic Borrowing Subsidiary's articles of incorporation, by-laws and board of directors resolutions authorizing the Company's and each Domestic Borrowing Subsidiary's participation in the transactions contemplated by the Loan Agreement. We have also copies of all such documents and records of the Company and the Domestic Borrowing Subsidiaries and all such other documents and records, and have made such investigations of law, as we have deemed necessary and relevant as a basis for our opinion. With respect to material factual matters not independently established by us, we have relied upon certificates of officers of the Company and the Domestic Borrowing Subsidiaries, which reliance we deemed appropriate in the circumstances.

         Based upon the foregoing, it is our opinion that:

November ___, 1997
Page 2

         1. Each of the Company and each Domestic Borrowing Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its respective organization or incorporation, and each is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law, except where the failure to so qualify to be so would not have a material adverse effect on the business and financial condition of the Company and its Subsidiaries taken as a whole. Each of the Company and each Domestic Borrowing Subsidiary has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted. The Company and each Domestic Borrowing Subsidiary has all requisite corporate power to execute and deliver the Loan Documents to which it is a party and to engage in the transactions contemplated by the Loan Documents.

         2. The execution, delivery and performance by the Company and each Domestic Borrowing Subsidiary of the Loan Documents have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Company's or any Domestic Borrowing Subsidiary's charter or by-laws, or of any material contract or undertaking to which the Company or any Domestic Borrowing Subsidiary is a party or by which the Company or any Domestic Borrowing Subsidiary or any of their respective property may be bound or affected, and will not result in the imposition of any Lien except for Permitted Liens.

         3. The Loan Documents to which the Company or any Domestic Borrowing Subsidiary is a party are the legal, valid and binding obligations of the Company and each Domestic Borrowing Subsidiary enforceable against the Company and each Domestic Borrowing Subsidiary in accordance with their respective terms.

         4. Schedule 4.4 of the Loan Agreement correctly sets forth the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of the Company.

         5. To the best of our knowledge and except as set forth in Schedule 4.5 of the Loan Agreement, there is no action, suit or proceeding pending or threatened against or affecting the Company or any of its Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided might result, either individually or collectively, in any material adverse change in the business, properties, operations or financial condition of the Company or any of its Subsidiaries taken as a whole or in any material adverse effect on the legality, validity or enforceability of any Loan Agreement and, to the best of the Company's knowledge, there is no basis for any such action, suit or proceeding.

         6. No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor, lessor or stockholder of the Company or any of its Subsidiaries, is required on the part of the Company or any Subsidiary in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated thereby or as a condition to the legality, validity or enforceability of the Loan Documents, except where the failure to obtain such consents, approvals, authorizations, declarations, registrations or filings would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

November ___, 1997
Page 3

         This opinion is subject to the qualifications that the enforcement of the rights and remedies set forth in the Loan Documents are subject to the effect of applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, and general principles of equity, whether applied in a proceeding at law or in equity.


                                                     Very truly yours,

                                    EXHIBIT K

                           REQUEST FOR CONTINUATION OR
                       CONVERSION OF REVOLVING CREDIT LOAN



                                     [Date]


To each Bank party to
the referenced Loan Agreement
c/o NBD Bank
as Agent for the Banks
611 Woodward Avenue
Detroit, Michigan 48226

Attention:  Corporate & Institutional Banking


                  Invacare Corporation, (the "Treasury Manager") on behalf of the Borrowers referred to below, hereby requests that ____________ (specify amount of Dollars or relevant Permitted Currency) of the principal amount of the Revolving Credit Loan originally made on ____________, 19__, which Revolving Credit Loan is currently a [insert type of Loan], be continued as or converted to, as the case may be, a [insert type of Loan requested] denominated in _____________ (specify Dollars or relevant Permitted Currency) on
______________, 19__. If such Loan is requested to be converted to an Interbank Offered Rate Revolving Credit Loan or a Negotiated Rate Loan, the Borrower hereby elects an Interest Period for such Loan of [insert permitted Interest Period].

                  In support of this request, the Treasury Manager, on behalf of the Borrowers, hereby represents and warrants to the Agent and the Banks that:

                  1. The representations and warranties contained in Article IV of the Loan Agreement are true and correct in all material respects on and as of the date hereof, and will be true and correct in all material respects on the date such Loan is [continued][converted] (both before and after such Loan is [continued][converted]), as if such representations and warranties were made on and as of such dates.

                  2. No Event of Default or Default has occurred and is continuing or will exist on the date such [Loan][Advance] is [continued][converted] (whether before or after such Loan is [continued][converted]).

Acceptance of the proceeds of such [continued][converted] Loan by the Designated Borrower shall be deemed to be a further representation and warranty that the representations and warranties made herein are true and correct in all material respects at the time of such [continuation] [conversion].

                  Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Loan Agreement, dated as of November ___, 1997 among Invacare Corporation, an Ohio corporation (the "Company"), the Borrowing Subsidiaries designated therein from time to time (collectively with the Company, the "Borrowers"), the banks named therein, you, as Agent for the Banks, and KeyBank National Association, as Co-Agent for the Banks.


                                   INVACARE CORPORATION


                                   By: __________________________________

                                       Its: _______________________________


                          REQUEST FOR CONTINUATION OR
                      CONVERSION OF REVOLVING CREDIT LOAN

                                    EXHIBIT L


                            ASSIGNMENT AND ACCEPTANCE



                  Reference is made to the Loan Agreement dated as of November ___, 1997 (the "Loan Agreement") among Invacare Corporation, an Ohio corporation (the "Company"), certain Borrowing Subsidiaries designated therein from time to time (collectively with the Company, the "Borrowers"), the banks named therein (the "Banks"), NBD Bank, as Agent for the Banks (the "Agent") and KeyBank National Association, as Co-Agent for the Banks. Terms defined in the Loan Agreement are used herein with the same meaning.

                  The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

                  1. The Assignor hereby sells and assigns (without recourse) to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Loan Agreement as of the date hereof equal to the percentage interest specified on
Schedule 1 of all outstanding rights and obligations under the Loan Agreement. After giving effect to such sale and assignment, the Assignee's Commitments and the amounts of the Advances owing to the Assignee will be as set forth on
Schedule 1.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Loan Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor and requests that the Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitments retained by the Assignor under the Loan Agreement, respectively, as specified on Schedule 1.

                  3. The Assignee (i) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements referred to in Section 4.6 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms of all of the obligations that by the terms of the Loan Agreement are required to be performed by it as a Bank; and
(v) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Loan Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty.

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1.

                  5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

                  6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Loan Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the Notes for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Michigan.

                  8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.


                           ASSIGNMENT AND ACCEPTANCE

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.


                                             [ASSIGNOR]


                                             BY:________________________________

                                                ITS:____________________________



                                             [ASSIGNEE]

                                             ___________________________________


                                             BY:________________________________

                                              ITS:______________________________


                           ASSIGNMENT AND ACCEPTANCE

                                    EXHIBIT M

                              ASSUMPTION AGREEMENT



         Reference is made to the Loan Agreement dated as of November ____, 1997 (as now or hereafter amended or modified from time to time, the "Loan Agreement") among INVACARE CORPORATION, an Ohio Corporation (the "Company"), each of the Borrowing Subsidiaries designated therein from time to time (collectively with the Company, the "Borrowers" and each individually a "Borrower"), the Banks named therein (the "Banks"), NBD BANK, as agent for the Banks (the "Agent") and KEYBANK NATIONAL ASSOCIATION, as co-agent for the Banks. Terms defined in the Loan Agreement are used herein with the same meaning.


         1. __________________, a _____________________ ("New Bank") has decided to become a Bank under the Loan Agreement, with its Commitment, Percentage of Total Commitments and address for notice as described next to its signature below. The New Bank (i) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements referred to in
Section 4.6 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Co-Agent or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement;
(iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms of all of the obligations that by the terms of the Loan Agreement are required to be performed by it as a Bank; and
(v) if the New Bank is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the New Bank's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the New Bank under the Loan Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty.

         2. Following the execution of this Assumption Agreement, it will be delivered to the Agent and the Company for acceptance by the Agent and the Company and recording by the Agent. The effective date for this Assumption Agreement (the "Effective Date") shall be the date of acceptance hereof by the Agent and the Company.

         3. Upon such acceptance by the Agent and the Company and recording by the Agent, as of the Effective Date, the New Bank shall be a party to the Loan
Agreement and, to the extent provided in this Assumption Agreement, have the rights and obligations of a Bank thereunder. On the Effective Date, the New Bank shall, in fulfillment of its obligations as a Bank under the Loan Agreement, fund its share of outstanding Revolving Credit Advances in accordance with its Percentage of Total Commitment by making available such amount to the Agent in immediately available funds at the principal office of the Agent. The Agent shall promptly adjust the balance of outstanding Revolving Credit Advances owing to each Bank in accordance with each Bank's new Percentage of Total Commitment and promptly remit to each Bank any repayment due such Bank as a result of such adjustment. In the event any Eurodollar Rate Loans are outstanding on the Effective Date and the repayment of such Eurodollar Rate Loans prior to the last day of the applicable Eurodollar Interest Period would result in costs and expenses to any Bank as described in Section 3.8 of the Loan Agreement, the New Bank shall purchase a participation interest in any outstanding Eurodollar Rate Loans from each Bank which would suffer such costs and expenses. The amount of the participation interest purchased by the New Bank from any Bank under this paragraph shall be equal to the amount of the repayment such Bank would have received with respect to such Eurodollar Rate Loan as a result of the adjustment described in this paragraph.

         4. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan.

         5. This Assumption Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         6. Upon acceptance and recording by the Agent, the Agent shall notify each Bank and the Company of the Percentage of Total Commitments of each Bank, which shall be binding on all parties.

         IN WITNESS WHEREOF, the New Bank has caused this Assumption Agreement to be executed by its officer thereunto duly authorized as of the date specified thereon.


______________________________               [NEW BANK]
______________________________
______________________________
Attention: ___________________               By: _______________________________
Facsimile No. (___) ___-____
                                              Its: _____________________________

Commitment Amount $___________

Percentage of Total Commitments: ___%

         Accepted and Agreed:


                                             NBD BANK, as Agent


                                             By: _______________________________

                                              Its: _____________________________


                                             INVACARE CORPORATION, as Treasury
                                             Manager on behalf of the Borrowers


                                             By: _______________________________

                                              Its: _____________________________